Exhibit 10.10

OPTION AND LICENSE AGREEMENT

This Option and License Agreement (this “Agreement”), dated August 9, 2022 (the “Effective Date”), is entered into by and between Janssen Pharmaceutica NV, with its principal place of business at Turnhoutseweg 30, 2340 Beerse, Belgium (“Janssen”) and Precision Neuroscience NewCo, Inc., with its principal place of business at 29 Newbury Street, Boston, MA 02116, USA (“Licensee”). Janssen and Licensee are referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, Janssen has developed and is the owner of certain parents and know-how related to certain TARP8 compounds and nACh compounds (as described below);

WHEREAS, Janssen wishes to grant to Licensee an option to obtain an exclusive license to such TARP8 compounds and related products (together with an assignment of certain patents with respect to such compounds and products), in accordance with the terms set forth below, which option Licensee wishes to receive; and

WHEREAS, Janssen wishes to grant to Licensee a non-exclusive license to such nACh compounds and related products, in accordance with the terms set forth below, which license Licensee wishes to receive.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms will have the following meanings:

1.1 “[***] Lead Candidate” means (a) that certain compound internally identified by Janssen as [***], as further described in Schedule 1.1 ([***] Lead Candidate), or (b) any Compound Equivalent thereof.

1.2 “[***] Lead Candidate” means (a) that certain compound internally identified by Janssen as [***], as further described in Schedule 1.2 ([***] Lead Candidate), or (b) any Compound Equivalent thereof.

1.3 “[***] Lead Candidate Product” means any product constituting, incorporating, comprising or containing the [***] Lead Candidate as an active pharmaceutical ingredient, in any finished dosage pharmaceutical form, including all formulations, dosage forms and modes of administration thereof.

1.4 “1974 Convention” is defined in Section 13.7 (Governing Law).

1.5 “[***] Receptor” means [***].

1.6 “[***] Threshold Activity” means [***].

1.7 “A6 Receptor” means the nACh alpha6beta4 receptor.

1.8 “A6 Threshold Activity” means [***].

1.9 “A9 Receptor” means the nACh alpha9alpha10 receptor.

1.10 “A9 Threshold Activity” means [***].

1.11 “Accounting Standard” means U.S. generally accepted accounting principles, consistently applied.

1.12 “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, controls, is controlled by or is under common control with that Party, for so long as such control exists. For the purpose of this definition, “control” means any of the following: (a) direct or indirect ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, (b) status as a general partner in any partnership or (c) any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity, whether through ownership of voting securities, by contract or otherwise. For clarity, for purposes of this Agreement, Janssen and Licensee will not be deemed Affiliates of one another. In addition, the term “Affiliate” explicitly excludes [***].

1.13 “Annual Net Sales” means with respect to the applicable TARP8 Product, on a TARP8 Product-by-TARP8 Product basis, the total Net Sales of such TARP8 Product by Licensee, its Affiliates and its and their Sublicensees in the Territory in a particular Calendar Year, calculated in accordance with the Accounting Standard.

1.14 “Anti-Corruption Laws” is defined in Section 9.3.5 (Anti-Corruption Law).

1.15 “Applicable Law” means all applicable statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority, including the U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. §301 et seq.), Prescription Drug Marketing Act of 1987 (21 U.S.C. §§331, 333, 353, 381), the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335(a) et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal False Claims Act (31 U.S.C. §3729 et seq.) and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), all as amended from time to time, together with any rules, regulations and compliance guidance promulgated thereunder.

1.16 “Average Net Selling Price” means, on a product-by-product basis, for a given product, Calendar Year and reference territory, expressed in the applicable local currency, the aggregate Net Sales, divided by the number of units of such product for which revenue has been recognized by the Parties.

1.17 “Bankruptcy Code” is defined in Section 11.4.1 (Right to Terminate).

1.18 “Bipolar Indication” means the diagnosis, treatment, prophylaxis or palliation of bipolar disorder, including bipolar depression.

1.19 “Breaching Party” is defined in Section 11.2 (Termination for Material Breach).

1.20 “Business Day” means a day on which banking institutions are open for business in New York, NY.

1.21 “Calendar Quarter” means three (3) consecutive calendar months, ending March 31, June 30, September 30, and December 31; provided, however, that the first Calendar Quarter of the Term will commence on the Effective Date and will extend until the end of such Calendar Quarter, and the last Calendar Quarter of the Term will commence on the first day of such Calendar Quarter and end on the expiration or termination of this Agreement.

1.22 “Calendar Year” means the period of time in a calendar year beginning on January 1 and ending December 31; provided, however, that the first Calendar Year of the Term will commence on the Effective Date and end on the last day of the then-current Calendar Year, and the last Calendar Year of the Term will commence on the first day of such Calendar Year for the year during which expiration or termination of this Agreement will occur and end on the effective date of expiration or termination of this Agreement.

1.23 “CFR” means the U.S. Code of Federal Regulations.

1.24 “Change of Control” means, with respect to a Party: (a) that any Third Party acquires directly or indirectly the beneficial ownership of any voting securities of such Party, or if the percentage ownership of such person or entity in the voting securities of such Party is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of outstanding voting securities representing more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization or reorganization of such Party is consummated, other than any such transaction in which stockholders or equity holders of such Party immediately before such transaction beneficially own, directly or indirectly, at least fifty percent (50%) of the voting securities of the surviving entity (or its parent entity) immediately following such transaction; (c) that the stockholders or equity holders of such Party approve a plan of complete liquidation of such Party; (d) that individuals who, as of the Effective Date, constitute the Board of Directors of such Party (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of such Party (provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by such Party’s stockholders, was recommended or approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of such Party); or (e) the sale or disposition to a Third Party of all or substantially all of such Party’s assets taken as a whole.

1.25 “Combination Product” is defined in Section 1.98 (Net Sales).

1.26 “Commercialize,” “Commercializing” or “Commercialization” means any action directed to marketing, promoting, distributing, importing or selling a pharmaceutical product, obtaining pricing or reimbursement approvals for that product and clinical trials of such product conducted after Marketing Approval for that product, including label expansion, pricing/reimbursement, epidemiological, modeling and pharmacoeconomic, voluntary post-marketing surveillance and health economics studies.

1.27 “Competitive Activities” is defined in Section 4.4.3 (Acquisitions).

1.28 “Compound” means (a) a TARP8 Compound or (b) a nACh Compound.

1.29 “Compound Claim” means any composition of matter claim that Covers by structural limitations the composition of matter of a compound.

1.30 “Compound Equivalent” means, with respect to a compound, [***].

1.31 “Confidential Information” means all Know-How that is disclosed by a Party (or any of its Affiliates) to the other Party (or any of its Affiliates) pursuant to or in connection with this Agreement, without regard as to whether any of the foregoing is marked “confidential” or “proprietary,” or in oral, written, graphic or electronic form. For purposes of this Agreement, after the Option Exercise Date, Primary TARP8 Patents (other than any published Patents contained therein) shall be deemed to be the Confidential Information of Licensee.

1.32 “Control” or “Controlled” means, when used in reference to Know-How, Patents, Confidential Information or intellectual property rights, the legal authority or right (either by ownership or license (other than a license granted pursuant to this Agreement)) of a Party (or any of its Affiliates) to grant a license or sublicense of such Know-How, Patents, Confidential Information or intellectual property rights to the other Party, or to otherwise disclose such Know-How, Patents, Confidential Information or intellectual property rights to the other Party, without violating or breaching the terms of any agreement with any Third Party, or misappropriating such Know-How, Patents, Confidential Information or intellectual property rights of any Third Party, such Third Party agreement existing (a) as of the Effective Date or (b) subsequent to the Effective Date if (in the case of this clause (b)) such Party first acquired rights to such Know-How, Patents, Confidential Information or intellectual property rights pursuant to such agreement. [***]

1.33 “Cover,” “Covering” or “Covered” means, with respect to a product, technology, process or method, that, in the absence of ownership of or a license granted under a claim, the practice or Exploitation of such product, technology, process or method would infringe such claim or, in the case of a claim that has not yet issued, would infringe such claim if it were to issue.

1.34 “CPR Mediation Procedure” is defined in Section 12.2.1 (CPR Mediation Procedure).

1.35 “CPR Rules” is defined in Section 12.3.1 (CPR Rules).

1.36 “Cure Period” is defined in Section 11.3 (Termination by Material Breach).

1.37 “Data Room” means that certain data room hosted by or on behalf of Janssen as of the close of business (New York time) on the Effective Date, to which access was provided to Licensee prior to the Effective Date and which is approved by Licensee in accordance with the process set forth in Section 3.1.6 (Data Room).

1.38 “Develop,” “Developing” or “Development” means any non-clinical and clinical drug development activities from the initiation of GLP studies that are undertaken or planned in order to obtain or maintain Marketing Approval.

1.39 “Disclosing Party” is defined in Section 8.1 (Nondisclosure and Non-Use Obligations).

1.40 “Drug Approval Application” means: (a) a New Drug Application (an “NDA”) as defined in the FFDCA; (b) an application for authorization to market or sell a drug product submitted to a Regulatory Authority in any country or jurisdiction other than the United States, including, with respect to the European Union, a marketing authorization application filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in the European Economic Area with respect to the decentralized procedure, mutual recognition or any national approval procedure (“MAA”); or (c) with respect to any drug product for which a NDA or MAA has been approved by the applicable Regulatory Authority, an application to supplement or amend such NDA or MAA to expand the approved label for such biological product to include use of such biological product for an additional indication (“Supplemental Application”).

1.41 “EMA” means the European Medicines Agency or any successor agency or authority having substantially the same function.

1.42 “EPO” is defined in Section 1.69 (Joint nACh Compound).

1.43 “European Union” means the countries of the European Union, as the European Union is constituted as of the Effective Date and as it may be modified from time to time.

1.44 “Exploit,” “Exploiting” or “Exploitation” means to make, have made, import, use, sell, or offer for sale, Research, Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, formulate, optimize, have used, export, transport, distribute, promote, market or have sold or otherwise dispose of a compound or product.

1.45 “FDA” means the U.S. Food and Drug Administration, or any successor agency or authority having substantially the same function.

1.46 “FFDCA” means the US Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.47 “Field” means the diagnosis, treatment, prophylaxis or palliation of any disease or condition in humans or other animals.

1.48 “First Commercial Sale” means, with respect to a given TARP8 Product in a country, the first net sale in an arms-length transaction of such TARP8 Product to a Third Party by or on behalf of a Party, its Affiliate or one of its or their Sublicensees in such country following receipt of applicable Marketing Approval of such TARP8 Product in the Field in such country; [***].

1.49 [***]

1.50 “Generic Equivalent” means, with respect to a particular Product in a country, any other therapeutic product that: [***].

1.51 “GLP” is defined in Section 9.3.1 (GLP and GCP Compliance).

1.52 “Governmental Authority” means (a) any federal, state, supranational, local or foreign government or political subdivision thereof; (b) any agency or instrumentality of such government or political subdivision or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law); or (c) any arbitrator, court or tribunal of competent jurisdiction.

1.53 “[***]” means [***].

1.54 “Incumbent Board” is defined in Section 1.23 (Change of Control).

1.55 “IND” means an application filed with a Regulatory Authority for authorization to commence human clinical studies, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA; (b) any equivalent of a US Investigational New Drug Application in other countries or regulatory jurisdictions; and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.56 “Indemnitee” is defined in Section 10.3 (Indemnification Claims).

1.57 “Indemnitor” is defined in Section 10.3 (Indemnification Claims).

1.58 “Indication” means [***].

1.59 “Initiation” means the administration of [***] participating in a clinical trial.

1.60 “Insolvency Event” is defined in Section 11.4.1 (Right to Terminate).

1.61 “Janssen Indemnitees” is defined in Section 10.2 (Indemnification by Licensee).

1.62 “Janssen Patent” means (a) any Licensed TARP8 Patent, (b) any Licensed nACh Assay Patent or (c) Joint nACh Patent.

1.63 “Janssen Reserved Compound” means [***].

1.64 “Janssen Reserved Compound Claim” means (a) any claim, whether issued or pending, set forth in Schedule 1.64 (Janssen Reserved Compound Claims), or (b) any claim directed to the same subject matter as the claim in sub-clause (a) either (i) with a scope no broader than the scope of the claim described in sub-clause (a) or (ii) claiming no more than a Janssen Reserved Compound (or its use), in each case of this sub-clause (b), upon mutual agreement by the Parties, which agreement by Licensee will not be unreasonably withheld (with the understanding that no new isotopically labeled compound(s) may be included in such claims under this sub-clause (b)).

1.65 “Janssen Reserved Rights” is defined in Section 4.2.1 (Janssen Reserved Rights; No Collaboration).

1.66 “Janssen Reserved TARP8 Patent” means [***].

1.67 “Janssen-Prosecuted TARP8 Patent” is defined in Section 7.2.2 (Prosecution of Primary TARP8 Patents).

1.68 “Joint Invention” means any invention, whether or not patented, that is co-invented by a an employee, agent or contractor of Janssen or one of its Affiliates, on the one hand, and an employee, agent or contractor of Licensee or one of its Affiliates, on the other hand, as determined in accordance with Section 7.1.1 (Inventorship) arising from activities conducted pursuant to this Agreement and to the extent related to the Exploitation of Compounds.

1.69 “Joint nACh Compound” means any compound claimed in a Compound Claim of a Joint nACh Patent in the United States or in a European Patent Organization (“EPO”) country, claiming priority from the EPO (including a claim of a Patent Cooperation Treaty application designating the United States and EPO).

1.70 “Joint nACh Invention” means any Joint Invention that: [***].

1.71 “Joint nACh Patent” means [***].

1.72 “Joint nACh Product” means any product constituting, incorporating, comprising or containing a Joint nACh Compound as an active pharmaceutical ingredient in any finished dosage pharmaceutical form, including all formulations, dosage forms and modes of administration thereof.

1.73 “Joint Patent” is defined in Section 7.2.3 (Prosecution of Joint Patents). For clarity, a Joint Patent includes a Joint nACh Patent.

1.74 “Joint Technology” means Joint Inventions and Joint Patents.

1.75 “Know-How” means all non-public or proprietary information, materials, inventions, developments, data, processes, protocols, procedures, methods, techniques and trade secrets, not generally known to the public. For clarity, information in published Patents is not Know-How.

1.76 “Licensed nACh Assay Patent” means (a) any Patent listed in Schedule 1.76 (Licensed nACh Assay Patents) or (b) any Patent Controlled by Janssen or its Affiliates during the Term claiming common priority with such Patent described in sub-clause (a). For clarity, Licensed nACh Assay Patents exclude Joint nACh Patents.

1.77 “Licensed nACh Know-How” means any Know-How (a) Controlled by Janssen or any of its Affiliates during the Term, (b) disclosed to Licensee under this Agreement and (c) related to any Scheduled nACh Compound or the use of any assay claimed in a Licensed nACh Assay Patent, including structures of compounds (other than the Scheduled nACh Compounds) tested therewith (such other compounds, the “Unscheduled Compounds”) and the data generated thereon.

1.78 “Licensed nACh Technology” means Licensed nACh Know-How and Licensed nACh Assay Patents.

1.79 “Licensed TARP8 Know-How” means any Know-How (including any Joint Invention) Controlled by Janssen or any of its Affiliates during the Term related to Exploitation of any TARP8 Compound or TARP8 Product in the Territory.

1.80 “Licensed TARP8 Patent” means (a) any Scheduled TARP8 Patent or Joint Patent in each case Controlled by Janssen or its Affiliates, or (b) any other Patent Controlled by Janssen or any of its Affiliates during the Term that is necessary to Exploit a TARP8 Compound or TARP8 Product in the Territory, but excluding (i) any Patent Covering any formulation not specific to a TARP8 Compound, (ii) [***], unless such Patent described in subclause (ii) claims a Joint Invention. For clarity, subject to the last sentence of Section 4.1.1.1 (License under TARP8 Technology), Licensed TARP8 Patent shall include any Patent Covering use of a TARP8 Compound or TARP8 Product with other compounds or products to the extent such Patent falls within the scope described in the preceding sentence.

1.81 “Licensed TARP8 Technology” means the Licensed TARP8 Know-How and Licensed TARP8 Patents.

1.82 “Licensee Indemnitees” is defined in Section 10.1 (Indemnification by Janssen).

1.83 “Licensee Party” is defined in Section 11.4.2 (Section 365(n) of Bankruptcy Code).

1.84 “Licensor Party” is defined in Section 11.4.2 (Section 365(n) of Bankruptcy Code).

1.85 “MAA” is defined in Section 1.40 (Drug Approval Application).

1.86 “Manufacturing” or “Manufacture” means the activities relating to producing a pharmaceutical product, including purchasing raw materials and intermediates, producing active pharmaceutical ingredient, formulating and tableting, and all related quality control and quality assurance activities and all storage, shipping, handling, packaging and manufacturing technical transfer activities.

1.87 “Marketing Approval” means approval of a Drug Approval Application by the applicable Regulatory Authority.

1.88 “Missing Information Notice” is defined in Section 2.1.2 (Missing Information).

1.89 “nACh” means neuronal nicotinic acetylcholine.

1.90 “nACh [***] Compound” means any compound listed in Schedule 1.90 (nACh [***] Compounds).

1.91 “nACh A6 Compound” means any compound listed in Schedule 1.91 (nACh A6 Compounds).

1.92 “nACh A9 Compound” means any compound listed in Schedule 1.92 (nACh A9 Compounds).

1.93 “nACh Compound” means any Scheduled nACh Compound or Joint nACh Compound.

1.94 “nACh Product” means any Scheduled nACh Product or Joint nACh Product.

1.95 “nACh Receptor” means any [***] Receptor, A6 Receptor or A9 Receptor.

1.96 “nACh Transfer Period” is defined in Section 3.1.2 (Transfer of nACh Know-How).

1.97 “NDA” is defined in Section 1.40 (Drug Approval Application).

1.98 “Net Sales” means [***].

1.99 “Neuroscience Indication” means the diagnosis, treatment, prophylaxis or palliation of (a) any disease or condition in neurology [***].

1.100 “Non-breaching Party” is defined in Section 11.3 (Termination for Material Breach).

1.101 “Option Exercise Date” is defined in Section 2.2.3 (Option Exercise).

1.102 “Option Exercise Notice” is defined in Section 2.2.3 (Option Exercise).

1.103 “Option Fee” is defined in Section 6.2 (Option Fee).

1.104 “Option Period” is defined in Section 2.2.2 (Option Period).

1.105 “Patent” means any national, regional or international patent or patent application, including any provisional application, priority application, division, continuation, continuation-in-part, addition, re-issue, renewal, extension, substitution, re-examination or restoration, registration or revalidation, or any supplementary protection certificate or equivalent to any of the foregoing in any country.

1.106 “Patent Proceeding” means any opposition, re-issue or re-examination, or any contested case, including inter partes review, post-grant review, interference, derivation or similar proceeding.

1.107 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a Governmental Authority or political subdivision, department or agency of a Governmental Authority.

1.108 [***]

1.109 “Phase 2/3 Clinical Trial” means either:

(a) [***]; or

(b) [***].

1.110 “Phase 3 Clinical Trial” means a clinical trial generally consistent with 21 CFR §312.21(c) that [***].

1.111 “Primary TARP8 Patent” means (a) any Scheduled TARP8 Patent other than a Janssen Reserved TARP8 Patent or (b) any Janssen Reserved TARP8 Patent assigned to Licensee pursuant to Section 7.2.4.2 (Assignment to Licensee).

1.112 “Product” means (a) any TARP8 Product or (b) any nACh Product.

1.113 “Receiving Party” is defined in Section 8.1 (Nondisclosure and Non-Use Obligations).

1.114 “Regulatory Approval” means Marketing Approval, together with the grant of any and all approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use and sale of a Product in a regulatory jurisdiction.

1.115 “Regulatory Authority” means any applicable Governmental Authority involved in granting Regulatory Approval in the Territory, including the FDA, EMA and European Commission.

1.116 “Regulatory Exclusivity” means any exclusivity marketing rights, new chemical entity protection, data protection or other exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product that prevent such Regulatory Authority from granting any Regulatory Approval of a Third Party product that has a composition that is the same as or substantially identical to the composition of such pharmaceutical product, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the United States under Section 351 of the Public Health Service Act, 42 U.S.C 262, the Drug the Drug Price Competition and Patent Term Restoration Act (21 U.S.C. § 355), the PPACA or in the EU under Directive 2001/83/EC and Regulation (EC) No. 1901/2006 or rights similar thereto in other countries or regulatory jurisdictions.

1.117 “Research” means all activities relating to discovery, identification and initial optimization and characterization of therapeutic molecules or compounds before initiation of any GLP study. Research may include chemistry, pharmacology, toxicology, ADME, preliminarily performed in relation to discovery and identification activities.

1.118 “Royalty Term” is defined in Section 6.4.2 (Royalty Term).

1.119 “Scheduled nACh Compound” means any nACh [***] Compound, nACh A6 Compound or nACh A9 Compound.

1.120 “Scheduled nACh Product” means any product constituting, incorporating, comprising or containing a Scheduled nACh Compound as an active pharmaceutical ingredient in any finished dosage pharmaceutical form, including all formulations, dosage forms and modes of administration thereof.

1.121 “Scheduled TARP8 Patent” means (a) any Patent set forth in Schedule 1.121 (Scheduled TARP8 Patents) or (b) any Patent Controlled by Janssen or its Affiliates during the Term claiming common priority with such Patent described in sub-clause (a).

1.122 [***]

1.123 “Sublicense” means a license or sublicense to Exploit a Product within one or more countries in the Territory.

1.124 “Sublicensee” means (a) any Third Party to which Licensee or its Affiliate grants a Sublicense or (b) another Third Party to which a Third Party described in sub-clause (a) grants a further Sublicense.

1.125 “Supplemental Application” is defined in Section 1.40 (Drug Approval Application).

1.126 “TARP8” means transmembrane AMPAR regulatory protein-g8.

1.127 “TARP8 Backup Candidate” means (a) any compound set forth in Schedule 1.127 (TARP8 Backup Candidates) or (b) any Compound Equivalent thereof.

1.128 “TARP8 Compound” means (a) any compound claimed in a Compound Claim of a Primary TARP8 Patent, as such claims were first filed in the United States, or any Compound Equivalent thereof, or (b) any TARP8 Development Candidate.

1.129 “TARP8 Development Candidate” means (a) the [***] Lead Candidate, (b) the [***] Lead Candidate or (c) any TARP8 Backup Candidate.

1.130 “TARP8 Development Candidate Product” means any TARP8 Product constituting, incorporating, comprising or containing a TARP8 Development Candidate.

1.131 “TARP8 Option” is defined in Section 2.2.1 (Option Grant).

1.132 “TARP8 Product” means any product constituting, incorporating, comprising or containing a TARP8 Compound as an active pharmaceutical ingredient, in any finished dosage pharmaceutical form, including all formulations, dosage forms and modes of administration thereof.

1.133 “TARP8 Threshold Activity” means [***].

1.134 “TARP8 Transfer Period” is defined in Section 3.1.1.1 (Transfer of TARP8 Know-How).

1.135 “Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including any interest thereon).

1.136 “Term” is defined in Section 11.1 (Term and Expiration).

1.137 “Termination Effective Date” is defined in Section 11.6 (Effect of Termination).

1.138 “Territory” means all the countries in the world, and their territories and possessions.

1.139 “Third Party” means any Person other than Licensee, Janssen and their respective Affiliates.

1.140 “Third Party Claim” is defined in Section 10.1 (Indemnification by Janssen).

1.141 “Third Party Compensation” is defined in Section 1.32 (Control).

1.142 “Third Party Licenses” is defined in Section 6.4.2 (Royalty Term).

1.143 “Toxicity Package” means a written report prepared by or on behalf of Janssen or its Affiliates containing a summary of the data and results of the Toxicity Studies, analyses performed in connection with the Toxicity Studies, the results of such analyses and any other data as Janssen reasonably determines to include in such Toxicity Package for the [***] Lead Candidate.

1.144 “Toxicity Studies” is defined in Section 2.1.1 (Toxicity Package).

1.145 “Transferred Janssen Materials” is defined in Section 3.2.1 (Material Transfer).

1.146 “Transferred nACh Know-How” is defined in Section 3.1.2 (Transfer of nACh Know-How).

1.147 “Transferred TARP8 Know-How” is defined in Section 3.1.1.1 (Transfer of TARP8 Know-How).

1.148 “Unscheduled Compounds” is defined in Section 1.77 (Licensed nACh Know-How).

1.149 “USD” or “U.S. Dollars” means United States Dollars.

1.150 “Valid Claim” means: (a) any claim of an issued unexpired patent that (i) has not been cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction; (ii) has not been revoked, or held invalid by a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal; (iii) has not been rendered unenforceable through terminal disclaimer or otherwise and (iv) is not lost through an interference proceeding that is unappealable or unappealed within the time allowed for appeal or (b) a claim of a pending patent application that has not been pending for longer than [***] from the earliest date to which such claim is entitled to claim priority.

1.151 “VAT Taxes” is defined in Section 6.7.5 (Indirect Taxes).

ARTICLE 2

TOXICITY STUDIES; OPTION

2.1 Toxicity Studies.

2.1.1 Toxicity Package. Janssen will complete the ongoing GLP toxicology studies for the [***] Lead Candidate as described in Schedule 2.1.1 (Toxicity Studies) (the “Toxicity Studies”). On or before [***] following Janssen’s completion of all Toxicity Studies for the [***] Lead Candidate, Janssen will deliver to Licensee the Toxicity Package in order to permit Licensee to assess whether to exercise the TARP8 Option.

2.1.2 Missing Information. Licensee will have [***] following receipt of the Toxicity Package to notify Janssen in writing if Licensee in good faith believes that any required information is missing from the Toxicity Package (a “Missing Information Notice”), which Missing Information Notice will identify with reasonable detail the missing information. If Licensee delivers a Missing Information Notice to Janssen, [***]. If Licensee does not deliver a Missing Information Notice to Janssen, the initial Toxicity Package will be deemed complete on the date it was received by Licensee.

2.1.3 Study Costs. [***].

2.2 TARP8 Option.

2.2.1 Option Grant. Janssen hereby grants to Licensee an exclusive option during the Option Period to (a) obtain the license specified in Section 4.1.1.1 (License under TARP8 Technology) and (b) obtain all rights, title and interests in and to the Primary TARP8 Patents through assignment as specified in Section 4.3 (Assignment of Primary TARP8 Patents), in each case on the terms and conditions specified in this Agreement (the “TARP8 Option”), which may be exercised in accordance with Section 2.2.3 (Option Exercise).

2.2.2 Option Period. The “Option Period” means the period commencing on the Effective Date and ending on the earlier of (a) [***] after Janssen delivers a complete Toxicity Package to Licensee and (b) the date of termination of this Agreement.

2.2.3 Option Exercise. At any time during the Option Period, Licensee may, in its sole discretion, exercise the TARP8 Option by delivery of written notification to Janssen of its decision to exercise the TARP8 Option (the “Option Exercise Notice”). Following the delivery of the Option Exercise Notice, Licensee shall pay the Option Fee to Janssen as set forth in Section 6.2 (Option Fee). Subject to Licensee’s compliance with the immediately foregoing sentence and Section 6.2 (Option Fee), the date on which Janssen receives the Option Fee will thereafter be the “Option Exercise Date” under this Agreement.

2.2.4 Option Expiry. If Licensee fails to exercise the TARP8 Option in accordance with Section 2.2.3 (Option Exercise), Licensee will forfeit its entire rights and option to the Licensed TARP8 Technology as of the date of the expiration of the Option Period (or, if later, the date on which the Option Fee is due and not received by Janssen).

2.2.5 Activities prior to Option Exercise. Notwithstanding anything to the contrary herein, the Parties agree that, prior to the Option Exercise Date, Licensee and its Affiliates shall have a limited, non-exclusive right under the Licensed TARP8 Technology to (a) make clinical development plans for any TARP8 Compounds and TARP8 Products, (b) evaluate and determine whether to exercise the TARP8 Option, and (c) conduct Research and other non-clinical Development activities with respect to any TARP8 Compounds, provided that, (i) if Licensee does not exercise the TARP8 Option in accordance with Section 2.2.3 (Option Exercise), then Licensee shall assign and hereby assigns to Janssen, effective upon expiration of the TARP8 Option, any Know-How and inventions (whether or not patentable) specifically related to TARP8 Compounds to the extent generated from such activities, and (ii) Janssen shall have no additional disclosure obligations with respect to any Licensed TARP8 Know-How under the preceding subclause (c).

ARTICLE 3

TECHNOLOGY AND MATERIAL TRANSFER

3.1 Technology Transfer.

3.1.1 TARP8 Technology Transfer.

3.1.1.1 Transfer of TARP8 Know-How. Within [***] following the Option Exercise Date (the “TARP8 Transfer Period”), but as soon as practicable, Janssen will use reasonable efforts to (a) deliver to Licensee the Know-How described in Part II of Schedule 3.1.1.1 (Transferred TARP8 Know-How and Materials) (the “Transferred TARP8 Know-How”), in electronic format if it is available in electronic format or a hard copy if not available in electronic format, or in such other format as otherwise mutually agreed by the Parties, and (b) respond to Licensee’s reasonable requests for additional information, documents, files or assistance with respect to the Transferred TARP8 Know-How during the TARP8 Transfer Period only. If, during the TARP8 Transfer Period, the Parties identify any Know-How Controlled by Janssen or any of its Affiliates that is both (i) within the scope of Licensed TARP8 Know-How and (ii) reasonably necessary for the Exploitation of TARP8 Compounds, the Parties shall cooperate to amend Part II of Schedule 3.1.1.1 (Transferred TARP8 Know-How and Materials) to include such omitted Know-How, and such Know-How shall be included in the Transferred TARP8 Know-How and transferred by Janssen to Licensee in accordance with this Section 3.1.1.1 (Transfer of TARP8 Know-How). For clarity, unless and until the Option Fee is received by Janssen in accordance with this Agreement, Janssen will have no obligation to transfer any Licensed TARP8 Know-How or related materials to Licensee.

3.1.1.2 Regulatory Assistance. Upon Licensee’s written request therefor, Janssen will use reasonable efforts to advise and assist Licensee with [***].

3.1.2 Transfer of nACh Know-How. Within [***] following the Effective Date (the “nACh Transfer Period”), but as soon as practicable, Janssen will use reasonable efforts to (a) deliver to Licensee the Know-How described in Schedule 3.1.2 (Transferred nACh Know-How and Materials) (the “Transferred nACh Know-How”), in electronic format if it is available in electronic format or a hard copy if not available in electronic format, or in such other format as otherwise mutually agreed by the Parties; and (b) respond to Licensee’s reasonable requests for additional information, documents, files or assistance with respect to the Transferred nACh Know-

How during the nACh Transfer Period only. If, during the nACh Transfer Period, the Parties identify any Know-How Controlled by Janssen or any of its Affiliates that is both (i) within the scope of Licensed nACh Know-How and (ii) reasonably necessary for the Exploitation of Scheduled nACh Compounds, the Parties shall cooperate to amend Schedule 3.1.2 (Transferred nACh Know-How and Materials) to include such omitted Know-How, and such Know-How shall be included in the Transferred nACh Know-How and transferred by Janssen to Licensee in accordance with this Section 3.1.2 (Transfer of nACh Know-How).

3.1.3 Point of Contact. Each Party will appoint one individual to have primary responsibility and oversight for, and to serve as the primary point of contact regarding, the transition activities contemplated by Section 3.1.1 (Transfer of TARP8 Know-How) and Section 3.1.2 (Transfer of nACh Know-How).

3.1.4 Costs. Janssen will bear the costs related to Janssen’s performance under this Section 3.1 (Technology Transfer), provided that nothing herein will require Janssen or its Affiliates (collectively) to incur more than [***] in connection with the performance of such activities, calculated based on a full-time equivalent (FTE) rate of [***], provided further that the foregoing cost limitation shall not apply to [***].

3.1.5 No Further Obligations. Janssen will have no obligation to disclose or transfer to Licensee any Licensed TARP8 Know-How or Licensed nACh Know-How other than the Transferred TARP8 Know-How (if Licensee exercises the TARP8 Option) or Transferred nACh Know-How. After expiration of the TARP8 Transfer Period or nACh Transfer Period, as applicable, except as required elsewhere in this Agreement, Janssen will have no further obligation to provide any additional information, documents, electronic files, assistance or support to Licensee with respect to TARP8 Compounds or nACh Compounds, respectively.

3.1.6 Data Room. Within [***] following the Effective Date, Janssen will provide to Licensee a USB copy of that certain data room hosted by Janssen as of the close of business (New York time) on the Effective Date, to which access was provided to Licensee prior to the Effective Date. Within [***] following receipt of such USB copy, Licensee will notify Janssen whether there are any material issues or inconsistencies with respect to the files on such USB copy of which it becomes aware, following which as soon as reasonably practicable Janssen shall provide an updated USB copy to Licensee.

3.2 Material Transfer.

3.2.1 Transfer of Materials. The materials to be transferred by Janssen to Licensee in connection with this Agreement are set forth in Part I of Schedule 3.1.1.1 (Transferred TARP8 Know-How and Materials) and Schedule 3.1.2 (Transferred nACh Know-How and Materials) (collectively, the “Transferred Janssen Materials”). Within [***] after the Effective Date, upon Licensee’s request, Janssen will deliver the Transferred Janssen Materials (including relevant documentation, if applicable) set forth in (x) Part I of Schedule 3.1.1.1 (Transferred TARP8 Know-How and Materials) and (y) Schedule 3.1.2 (Transferred nACh Know-How and Materials) in each case ((x) and (y)) to Licensee, and within [***] following the Option Exercise Date, Janssen will deliver the Transferred Janssen Materials set forth in Part II of Schedule 3.1.1.1 (Transferred TARP8 Know-How and Materials) to Licensee. If, during the applicable [***]-period, the Parties identify any materials Controlled by Janssen or any of its Affiliates that is within the scope of Transferred Janssen Materials as described in Schedule 3.1.1.1 (Transferred TARP8 Know-How and Materials) or Schedule 3.1.2 (Transferred nACh Know-How and Materials), as applicable, the Parties will cooperate to amend the corresponding schedules and such materials shall be included in the Transferred Janssen Materials and transferred by Janssen to Licensee in accordance with this Section 3.2.1 (Transfer of Materials) (provided, however, that with respect to any Transferred Janssen Materials specifically identified in Schedule 3.1.1.1 (Transferred TARP8 Know-How and Materials) or Schedule 3.1.2 (Transferred nACh Know-How and Materials), the foregoing will not be deemed to require Janssen or its Affiliates to transfer any quantities of such specifically identified materials in excess of the amounts specifically set forth in such schedule). All Transferred Janssen Materials will be delivered [***], in the form and quantities set forth in Schedule 3.1.1.1 (Transferred TARP8 Know-How and Materials) and Schedule 3.1.2 (Transferred nACh Know-How and Materials), as applicable, at [***]. Any Transferred Janssen Material not collected by the end of such [***]-period may be stored by Janssen for an additional [***] upon Licensee’s request, at Licensee’s costs for such storage (and for clarity, any Transferred Janssen Material not collected by the end of such additional [***] period may, upon the conclusion of such [***] period, be destroyed by Janssen in its sole discretion). Licensee expressly acknowledges and agrees that (a) the Transferred Janssen Materials do not and will not include [***].

3.2.2 Use of Materials. Any materials transferred by Janssen to Licensee in connection with this Agreement will become the property of Licensee. The Parties agree that such transfer of possession and such transfer of ownership will not convey any licenses or exhaust any intellectual property right of Janssen in such materials. Notwithstanding the foregoing, the materials provided by Janssen to Licensee under this Agreement will be used by Licensee in accordance with terms of this Agreement solely for purposes of exercising its rights and performing its obligations under this Agreement. Licensee will use, and will ensure that its Affiliates (as applicable) use, the Transferred Janssen Materials in compliance with all Applicable Laws.

3.2.3 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE TRANSFERRED JANSSEN MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE, MISAPPROPRIATE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY. LICENSEE ACKNOWLEDGES THAT THE TRANSFERRED JANSSEN MATERIALS ARE EXPERIMENTAL IN NATURE AND MAY HAVE UNKNOWN HAZARDOUS CHARACTERISTICS, THAT LICENSEE IS AWARE OF THE RISKS OF WORKING WITH EXPERIMENTAL MATERIAL AND THAT LICENSEE WILL ADHERE TO PROPER LABORATORY PROCEDURES FOR HANDLING TRANSFERRED JANSSEN MATERIALS WITH UNKNOWN HAZARDS.

3.3 [***] Janssen Personnel. [***].

ARTICLE 4

LICENSE GRANTS; ASSIGNMENT OF CERTAIN PATENTS

4.1 License Grants.

4.1.1 TARP8 Licenses.

4.1.1.1 License under TARP8 Technology. Subject to the terms and conditions of this Agreement (including Section 2.2 (TARP8 Option) and Section 4.2 (Janssen Reserved Rights)), Janssen hereby grants to Licensee an exclusive (even as to Janssen), royalty-bearing, non-transferable (except as otherwise permitted under Section 13.4 (Assignment; Successors)), sublicensable (through multiple tiers, but subject to Section 4.1.4 (Right to Sublicense)) license as of the Option Exercise Date and for the remainder of the Term under the Licensed TARP8 Technology, to Exploit TARP8 Compounds and TARP8 Products, in each case in the Field in the Territory. For clarity, the license granted to Licensee under this Section 4.1.1.1 (License under TARP8 Technology) shall not include any license with respect to any other active pharmaceutical ingredient (either alone or in combination) that is proprietary to Janssen or any of its Affiliates other than TARP8 Compounds.

4.1.1.2 License Under Primary TARP8 Patents. Subject to the terms and conditions of this Agreement (including Section 2.2 (TARP8 Option)), Licensee hereby grants to Janssen an exclusive (even as to Licensee), perpetual, irrevocable, royalty-free, non-transferable (except as otherwise permitted under Section 13.4 (Assignment; Successors)), freely sublicensable (through multiple tiers) license as of the Option Exercise Date under the Primary TARP8 Patents, to Exploit Janssen Reserved Compounds, for [***].

4.1.2 nACh Licenses.

4.1.2.1 Non-Exclusive License for Scheduled nACh Compounds and Products. Subject to the terms and conditions of this Agreement, Janssen hereby grants to Licensee a non-exclusive, fully paid up, royalty-free, non-transferable (except as otherwise permitted under Section 13.4 (Assignment; Successors)), sublicensable (subject to Section 4.1.4 (Right to Sublicense)) license during the Term under the Licensed nACh Technology to Exploit (a) Scheduled nACh Compounds and Scheduled nACh Products, (b) the Unscheduled Compounds and (c) any other compounds directed to a nACh Receptor that are not proprietary to Janssen, in each case ((a)-(c)) in the Field in the Territory.

4.1.2.2 Exclusive License under Joint nACh Patents. Subject to the terms and conditions of this Agreement, Janssen hereby grants to Licensee an exclusive (even as to Janssen, but subject to Section 11.6.2 (Non-Exclusive License Under Joint nACh Patents)), fully paid up, royalty-free, non-transferable (except as otherwise permitted under Section 13.4 (Assignment; Successors)), sublicensable (subject to Section 4.1.4 (Right to Sublicense)) license during the Term under Janssen’s interest in the Joint nACh Patents to Exploit Joint nACh Compounds and Joint nACh Products, in each case in the Field in the Territory, provided, however, that such license would be non-exclusive solely with respect to any Scheduled nACh Compound.

4.1.3 Non-Exclusive Know-How Licenses.

4.1.3.1 License to Janssen. Subject to the terms and conditions of this Agreement (including the confidentiality obligations under ARTICLE 8 (Confidentiality and Publication)), Licensee hereby grants to Janssen a non-exclusive, worldwide, irrevocable, royalty-free, perpetual, sublicensable (subject to Section 4.1.4 (Right to Sublicense)) license to use for all purposes any technical Know-How Controlled by Licensee that is disclosed to Janssen in research discussions, or technical transfers in each case under this Agreement; provided, however, that such license does not include (a) a grant of any rights to Janssen for any Exploitation of any Compound or Product, (b) a right to practice any Patents Controlled by Licensee or its Affiliates, or (c) any information disclosed by Licensee outside this Agreement (including communications with its shareholders (including any Affiliate of Janssen) or board members as required by Applicable Law or in accordance with Licensee’s bylaws or other corporate policies).

4.1.3.2 License to Licensee. Subject to the terms and conditions of this Agreement (including the confidentiality obligations under Section ARTICLE 8 (Confidentiality and Publication)), Janssen hereby grants to Licensee a non-exclusive, worldwide, irrevocable, royalty-free, perpetual, sublicensable (subject to Section 4.1.4 (Right to Sublicense)) license to use for all purposes any technical Know-How Controlled by Janssen that is disclosed to Licensee in research discussions or technical transfers in each case under this Agreement (including any Licensed TARP8 Know-How and Licensed nACh Know-How) and any Transferred Janssen Materials; provided, however, that such license does not include (a) a grant of any rights to Licensee for any Exploitation of any Compound or Product, or (b) a right to practice any Patents Controlled by Janssen or its Affiliates.

4.1.4 Right to Sublicense.

4.1.4.1 Licensee Right to Sublicense. The rights granted to Licensee in Section 4.1.1.1 (License under TARP8 Technology), Section 4.1.2 (nACh Licenses) and Section 4.1.3 (Non-Exclusive Know-How Licenses) include the right to grant sublicenses, in multiple tiers, to [***]; provided, however, that Janssen will be notified by Licensee in writing within [***] after the grant of any permitted sublicense to a Third Party not working under the direction and control of Licensee. Such notification will include [***].

4.1.4.2 Janssen Right to Sublicense. The rights granted to Janssen in Section 4.1.3 (Non-Exclusive Know-How Licenses) include the right to grant sublicenses to [***].

4.1.4.3 Sublicense Requirements. Each sublicense hereunder will (a) be subject and subordinate to the terms and conditions of this Agreement; (b) contain terms and conditions which are consistent with the terms and conditions of this Agreement; (c) not in any way diminish, reduce or eliminate any of Licensee’s obligations under this Agreement; (d) impose on the sublicensee all applicable obligations under the terms of this Agreement, including the confidentiality and restricted use, intellectual property assignment, reporting, audit, inspection and confidentiality provisions hereunder; and (e) not be a bare license of intellectual property but rather be solely for the purpose of cooperative Exploitation of products. The sublicensing Party will be entirely and directly responsible to the other Party for (x) all payments due to the other Party due to activities performed by the sublicensing Party or any of its Affiliates or Sublicensees and (y) any damages suffered by the other Party as a result of actions or omissions by any sublicensees that would, if such actions or omissions had been those of the sublicensing Party, have caused the sublicensing Party to be in breach of its obligations under this Agreement.

4.2 Janssen Reserved Rights; No Collaboration.

4.2.1 Janssen Reserved Rights. Janssen and its Affiliates retain a non-exclusive right (with right to grant licenses to Third Parties) under the Licensed TARP8 Technology to conduct the following activities during Term in the Territory (such right, the “Janssen Reserved Rights”): [***].

4.2.2 No Collaboration. It is understood that any work conducted by or on behalf of Janssen and its Affiliates under the Janssen Reserved Rights will be conducted independent of and without collaboration with Licensee, unless Janssen elects to enter into a collaboration or license agreement with Licensee.

4.3 Assignment of Primary TARP8 Patents. Subject to the terms and conditions of this Agreement, upon exercise of the TARP8 Option in accordance with the terms of this Agreement, Janssen hereby assigns, on behalf itself and its Affiliates (and will assign and cause its Affiliates to promptly assign to the extent such assignment can only be made in the future), to Licensee all of its and their rights, title, and interests in and to the Primary TARP8 Patents (including all rights to sue or recover and retain any damages, costs and attorney’s fees for past, present and future infringement of any Primary TARP8 Patent). For clarity, notwithstanding anything herein to the contrary, any Primary TARP8 Patent assigned under this Section 4.3 (Assignment of Primary TARP8 Patents) to Licensee will be deemed to be a Licensed TARP8 Patent for the purposes of determining the Royalty Term under Section 6.4.2 (Royalty Term).

4.4 Exclusivity.

4.4.1 TARP8 Program. For the period beginning on [***] and ending on [***], except for activities under this Agreement or as otherwise provided in Section 4.4.4 (Acquisitions) and Section 4.4.5 (Other Exceptions), neither Janssen nor any of its Affiliates will, directly or indirectly, alone or with any Third Party, [***], provided, however, that this restriction will not apply to [***].

4.4.2 nACh Program. For the period beginning on [***] and ending on [***], and except as otherwise provided in Section 4.4.4 (Acquisitions) and Section 4.4.5 (Other Exceptions), neither Janssen nor any of its Affiliates will, directly or indirectly, alone or with any Third Party, [***]; provided, however, that this restriction will not apply to [***].

4.4.3 Janssen Reserved Compounds.

4.4.3.1 Upon exercise of the TARP8 Option by Licensee, beginning on [***] and for [***], neither Janssen nor any of its Affiliates will, directly or indirectly, alone or with any Third Party (or grant any license, option or other right to a Third Party to), [***].

4.4.3.2 Upon exercise of the TARP8 Option by Licensee, beginning on the Option Exercise Date and for the remainder of the Term of this Agreement, neither Licensee nor any of its Affiliates will, directly or indirectly, alone or with any Third Party (or grant any license, option or other right to a Third Party to), [***].

4.4.4 Acquisitions. Notwithstanding anything herein to the contrary, if Janssen or one of its Affiliates undergoes a Change of Control with a Third Party or acquires a Third Party, and in each case, such Third Party is performing the activities prior to the closing of such transaction that would have been prohibited by Section 4.4.1 (Exclusivity; TARP8 Program) or Section 4.4.2 (Exclusivity; nACh Program) if performed by Janssen (“Competitive Activities”), then Janssen will not be in breach of the restrictions set forth in Section 4.4.1 (Exclusivity; TARP8 Program) or 4.4.2 (Exclusivity; nACh Program) due to such transaction with such Third Party and such Third Party may continue to perform the applicable Competitive Activities as long as [***].

4.4.5 Other Exceptions. Notwithstanding anything herein to the contrary, the restrictions set forth in Section 4.4.1 (Exclusivity; TARP8 Program) and Section 4.4.2 (Exclusivity; nACh Program) shall not apply to [***].

4.5 No Implied Licenses. Only those licenses expressly granted in this Agreement have effect. No license or other intellectual property interest is granted by implication or any method that is not express in this Agreement.

ARTICLE 5

LICENSEE OBLIGATIONS

5.1 Reporting. Beginning on the Option Exercise Date with respect to the TARP8 Compounds or the TARP8 Products, Licensee will provide annual written progress reports to Janssen summarizing (a) [***]. Within [***] following Janssen’s receipt of such annual report, Janssen may request additional, reasonable details with respect to such report, and within [***] following receipt of Janssen’s request therefor, Licensee will provide such additional, reasonable details regarding such activities.

5.2 Records. Licensee will maintain records, in sufficient detail and in good scientific manner in compliance with Applicable Laws and in accordance with the standards used in the pharmaceutical industry for drug discovery, Research, Development, patent and regulatory purposes which will fully and properly reflect all work done and results achieved in the performance of this Agreement by them. The records will be kept at Licensee’s place of business.

ARTICLE 6

PAYMENTS

6.1 Upfront Payment. Licensee will pay to Janssen a non-refundable, non-creditable one-time payment in the amount of one million U.S. Dollars ($1,000,000) no later than [***] from the Effective Date.

6.2 Option Fee. Following Licensee’s delivery of the Option Exercise Notice to Janssen in accordance with Section 2.2.3 (Option Exercise), Licensee will pay to Janssen a non-refundable, non-creditable, one-time payment in the amount of four million U.S. Dollars ($4,000,000) (“Option Fee”) no later than [***] from the date of Janssen’s receipt of the Option Exercise Notice.

6.3 Milestone Payments.

6.3.1 Milestone Payments for TARP8 Products.

6.3.1.1 Development Milestone Events. Subject to the terms and conditions of this Agreement, if Licensee exercises the TARP8 Option pursuant to Section 2.2.3 (Option Exercise), Licensee will pay to Janssen each of the applicable milestone payments set forth in the table below upon the first (1st) achievement of the applicable development milestone event of a TARP8 Product. For clarity, each development milestone payment in this Section 6.3.1.1 (Development Milestone Events) will be payable only once and will be non-refundable and non-creditable.

	Development Milestone Event	Development Milestone Payment (USD)
Any [***] Lead Candidate Product
1	[***]	$[***]
2	[***]	$[***]
3	[***]	$[***]
4	[***]	$[***]
5	[***]	$[***]
6	[***]	$[***]
	Total	$76,000,000
Any TARP8 Development Candidate Product other than a [***] Lead Candidate Product
7	[***]	$[***]
8	[***]	$[***]
	Total	$25,000,000

Licensee will provide Janssen with written notice of the first achievement of each development milestone event for each TARP8 Product within [***]. Licensee will make the corresponding development milestone payments to Janssen within [***].

[***]

6.3.1.2 Sales Milestone Events. Subject to the terms and conditions of this Agreement, if Licensee exercises the TARP8 Option pursuant to Section 2.2.3 (Option Exercise), on a TARP8 Product-by-TARP8 Product basis, Licensee will pay to Janssen the applicable sales milestone payments set forth in the table below upon the first achievement of each of the sales milestone event in the Territory. For clarity, each sales milestone payment under this Section 6.3.1.2 (Sales Milestone Events) will be payable only one time and will be non-refundable and non-creditable.

	Sales Milestone Event	Sales Milestone Payment (USD)
Any [***] Lead Candidate Product
1	[***]	$[***]
2	[***]	$[***]
	Total	$40,000,000
Any TARP8 Development Candidate Product other than a [***] Lead Candidate Product
3	[***]	$[***]
4	[***]	$[***]
	Total	$42,000,000

Licensee will provide Janssen with written notice of the achievement of each sales milestone event within [***]. Licensee will make the corresponding sales milestone payments to Janssen within [***]. For clarity, if multiple sales milestone events are first achieved in a single Calendar Quarter within the same Calendar Year, the sales milestone payments corresponding to all of such achieved sales milestone events will be payable at the same time.

6.3.2 Limit on Number of Milestone Payments; Milestone Payment Timing. If Janssen believes any development milestone payment or sales milestone payment is due in spite of not having received notice from Licensee, it will so notify Licensee and provide to Licensee the data and information supporting its belief. Licensee will have [***] after receipt of the data and information from Janssen to address Janssen’s notification. If Licensee disagrees with Janssen’s notice, then the Parties will resolve the dispute in accordance with the dispute resolution procedure set forth in ARTICLE 12 (Dispute Resolution) as their sole method to resolve the issue.

6.4 Royalties.

6.4.1 Royalty Rates. Subject to the terms and conditions of this Agreement (including this Section 6.4 (Royalties)), if Licensee exercises the TARP8 Option pursuant to Section 2.2.3 (Option Exercise), during the applicable Royalty Term, Licensee will pay to Janssen royalty payments, on a TARP8 Product-by-TARP8 Product basis, based on Annual Net Sales of a TARP8 Product by or on behalf of Licensee, its Affiliates and its and their Sublicensees in the Field in the Territory during each Calendar Year at the applicable rates set forth in the table below.

Portion of Annual Net Sales in a Calendar Year	Royalty Rate (%) for [***]	Royalty Rate (%) for [***]
[***]	[***]%	[***]%
[***]	[***]%	[***]%
[***]	[***]%	[***]%

Royalties on the Annual Net Sales of each TARP8 Product in the Territory in a Calendar Year will be paid at the rate applicable to the portion of Annual Net Sales within each of the Net Sales tiers during such Calendar Year. [***]

6.4.2 Royalty Term. If Licensee exercises the TARP8 Option pursuant to Section 2.2.3 (Option Exercise), the period in which royalties are payable for a TARP8 Product commences with the First Commercial Sale of such TARP8 Product in a country and ends upon the latest to occur of (a) the date on which there is no Valid Claim of a Licensed TARP8 Patent (including any Primary TARP8 Patent) in such country that Covers the [***] of a TARP8 Compound within such TARP8 Product or [***] of such TARP8 Product, (b) the expiration of any Regulatory Exclusivity for such TARP8 Product in such country, and (c) the [***] anniversary of such date of First Commercial Sale of such TARP8 Product in such country (such period, the “Royalty Term”).

6.4.3 Royalty Reductions.

6.4.3.1 No Valid Claim or Regulatory Exclusivity. On a TARP8 Product-by-TARP8 Product and country-by-country basis, if [***] is no longer covered by a Valid Claim of a Licensed TARP8 Patent in such country, and if there is no longer any Regulatory Exclusivity for such TARP8 Product in such country, then the royalties payable with respect to such TARP8 Product pursuant to Section 6.4.1 (Royalty Rates) in such country will be reduced by [***] during such period.

6.4.3.2 Generic Competition. On a TARP8 Product-by-TARP8 Product and country-by-country basis, if a TARP8 Product is sold in a country during the applicable Royalty Term at a time when [***], then, from and after, [***], the royalties payable on Net Sales of such TARP8 Product pursuant to Section 6.4.1 (Royalty Rates) in such country in any Calendar Quarter during the applicable Royalty Term will be reduced to an amount equal to [***] of the royalties that would otherwise be payable on Net Sales of such TARP8 Product in such country in such Calendar Quarter under Section 6.4.1 (Royalty Rates).

6.4.3.3 Anti-Stacking. In the event that Licensee or its Affiliate or Sublicensee (as applicable) obtains one or more licenses under [***] of Third Parties (excluding Sublicensees) that [***] (“Third Party License”), then Licensee may credit against the applicable royalties payable under Section 6.4.1 (Royalty Rates) by Licensee to Janssen with respect to Net Sales of such TARP8 Product in such country for a Calendar Quarter [***] of the royalties actually paid by Licensee or such Affiliate or Sublicensee (as applicable) under such Third Party License with respect to sales of such TARP8 Product in such country for such Calendar Quarter, to the extent specifically attributable to such [***] of such Third Parties that [***]. Notwithstanding the foregoing, in no event will the royalties payable by Licensee to Janssen hereunder with respect to Net Sales of such TARP8 Product in such country for such Calendar Quarter be reduced by more than [***] as a result of any and all such credits in the aggregate, but [***].

6.4.4 Royalty Floor. Notwithstanding the foregoing, in no event will the total deductions and reductions under Section 6.4.3 (Royalty reductions) reduce the royalties payable to Janssen under Section 6.4.1 (Royalty Rates) with respect to a given TARP8 Product in any given country in any Calendar Quarter by more than [***].

6.5 Sales Reports and Payment Methods.

6.5.1 Sales Reports. During the Term following the First Commercial Sale of a TARP8 Product in any country, Licensee will furnish to Janssen a written report, as of the end of each Calendar Quarter, showing [***]. Licensee will provide such reports to Janssen, together with payment, no later than the [***]. Licensee will keep complete and accurate records in sufficient detail to enable the royalties payable to be determined and the information provided to be verified by Janssen’s accounting firm pursuant to Section 6.6 (Audits).

6.5.2 Currency Conversion. With respect to Net Sales of TARP8 Products reported in a currency other than U.S. Dollars, such amounts and the royalty amounts payable under this Agreement will be expressed in their U.S. Dollar equivalent calculated using [***].

6.6 Audits.

6.6.1 Audits. Upon the written request of Janssen, with at least [***] prior written notice to Licensee, and not more than once in each Calendar Year, Licensee will permit an independent certified public accounting firm of nationally recognized standing selected by Janssen and reasonably acceptable to Licensee, at Janssen’s expense, to have reasonable access during normal business hours to such of the records of Licensee and its Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports under this Agreement. Those records will include gross sales of each TARP8 Product on a country-by-country basis, as well as all deductions taken from gross sales in that country to arrive at Net Sales in that country. Janssen will instruct the accounting firm to disclose to Janssen only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies.

6.6.2 Underpayments; Overpayments. If such independent accountant’s review of Licensee’s royalty reports shows an underpayment, Licensee will remit or cause its Affiliates or Sublicensees to remit to Janssen within [***] after Licensee’s receipt of the report: (a) the amount of such underpayment and (b) if such underpayment exceeds [***] of the total amount owed for the period being audited, the fees and expenses of Janssen of the independent accountant to perform the audit. Any overpayments will be credited against amounts payable in the immediately subsequent payment period(s).

6.6.3 Confidentiality. Janssen will treat all information subject to review or under any Sublicense as Confidential Information of Licensee and such information will be subject to the confidentiality and non-use provisions of this Agreement, including ARTICLE 8 (Confidentiality and Publication), and will cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with Licensee or its Affiliate or Sublicensee obligating it to retain all such information in confidence.

6.7 Withholding Taxes.

6.7.1 No Deduction or Withholding. [***].

6.7.2 Payment of Withholding Tax. [***].

6.7.3 Cooperation. Licensee and Janssen will cooperate with respect to all documentation required by any taxing authority or reasonably requested by Licensee to secure a reduction in the rate of applicable withholding Taxes. As soon as practicable after the Effective Date, [***].

6.7.4 Assignment. [***]

6.7.5 Indirect Taxes. Amounts payable under this Agreement do not include any sales, use, excise, value added or other applicable taxes, tariffs or duties. If any taxing authority imposes a VAT, GST, sales, use, service, consumption, business or similar tax (“VAT Taxes”) with respect to the work undertaken under this Agreement, Licensee agrees to pay that amount if specified in a valid invoice or supply exemption documentation. The Parties will cooperate in good faith to minimize taxes to the extent legally permissible.

6.8 Currency Restrictions. If any restrictions prevent conversion into U.S. Dollars or the prompt remittance of part of or all of any payments due hereunder with respect to any country where TARP8 Products are sold, Licensee will take all reasonable steps to obtain a waiver of such restrictions or otherwise enable Licensee to make such payments, failing which Licensee may make such payments to Janssen by depositing the amount thereof in local currency to Janssen’s account in a bank or other depository designated by Janssen in such country.

6.9 Interest. Any sums owing but unpaid pursuant to this Agreement will bear interest calculated on a daily basis from the date due until the date paid at a rate per annum equal to [***] in excess of the prime rate as published by [***].

6.10 Payment Methods. All payments to be made by Licensee to Janssen under this Agreement will be made in U.S. Dollars and will be paid by bank wire transfer in immediately available funds to such bank account in the United States or elsewhere as may be designated in writing by Janssen from time to time.

ARTICLE 7

INTELLECTUAL PROPERTY MATTERS

7.1 Ownership of Patents.

7.1.1 Inventorship. The Parties agree that ownership of Patents, including all intellectual property rights therein, will be consistent in the Territory with ownership as determined by application of United States patent laws pertaining to inventorship. Except as otherwise provided in Section 4.1.1 (TARP8 Licenses) and Section 4.1.2.2 (Exclusive License under Joint nACh Patents), and subject to Licensee’s payment, reporting and accounting obligations with respect to Products under this Agreement, each Party will have the right to practice and use, and to grant licenses under, such Party’s own joint ownership interest in Joint Technology without the other Party’s consent, and will have no duty to account to the other Party for such practice, use or license, and each Party hereby waives any right it may have under the laws of any country to require such consent or accounting.

7.1.2 Background IP Rights. Subject only to the rights expressly granted to the other Party under this Agreement (including Section 2.2.3 (Option Exercise)Section 4.3 (Assignment of Primary TARP8 Patents) and Section 7.2.4.2 (Assignment to Licensee)), each Party will retain all rights, title and interests in and to any intellectual property rights that are owned by or licensed or sublicensed to such Party before or independently of this Agreement.

7.2 Filing, Prosecution and Maintenance of Patents.

7.2.1 Prosecution of Solely Controlled Patents. Except as otherwise provided in this Section 7.2 (Filing, Prosecution and Maintenance of Patents), each Party will have the sole responsibility to file, prosecute and maintain any Patent that it solely Controls, as between the Parties, in its sole discretion and its sole cost.

7.2.2 Prosecution of Primary TARP8 Patents. Prior to assignment of the Primary TARP8 Patents to Licensee in accordance with Section 4.3 (Assignment of Primary TARP8 Patents), Janssen will have the primary responsibility to file, prosecute and maintain the Primary TARP8 Patents through use of Janssen’s counsel or outside patent attorney at [***] expense. Janssen will keep Licensee reasonably informed of the prosecution status of the Primary TARP8 Patents by [***]. Following the Option Exercise Date, Licensee shall have the sole right and responsibility to file, prosecute and maintain any Primary TARP8 Patent at [***] sole cost, except that Janssen will have the sole right and responsibility to file, prosecute and maintain (a) any Primary TARP8 Patent that is assigned to Licensee in accordance with Section 7.2.4.2 (Assignment to Licensee) and (b) any Scheduled TARP8 Patent (i) filed in the United States and (ii) containing only one or more Janssen Reserved Compound Claims set forth in Part II of Schedule 1.64 (Janssen Reserved Compound Claims) ((a) and (b), “Janssen-Prosecuted TARP8 Patents”).

7.2.3 Prosecution of Joint Patents. Licensee will have the primary responsibility to file, prosecute, maintain and enforce any Patent Covering a Joint Invention (“Joint Patents”) through use of Licensee’s counsel or outside patent attorney at [***] expense. Licensee will keep Janssen reasonably informed of the prosecution status of the Joint Patents by [***].

7.2.4 Prosecution of Certain Continuation and Divisional Applications.

7.2.4.1 Janssen Reserved TARP8 Patents. The Parties will cooperate with one another, at [***] sole expense, to file continuation or divisional patent applications that are Janssen Reserved TARP8 Patents, from any Scheduled TARP8 Patent. Except as otherwise provided in Section 7.2.4.2 (Assignment to Licensee), Janssen will retain ownership of the Janssen Reserved TARP8 Patents, and to the extent that Licensee or its Affiliates obtain any right, title and interest therein, Licensee hereby assigns, on behalf itself and its Affiliates (and will assign and cause its Affiliates to promptly assign to the extent such assignment can only be made in the future), to Janssen all of its and their rights, title, and interests in and to the Janssen Reserved TARP8 Patents (including all rights to sue or recover and retain any damages, costs and attorney’s fees for past, present and future infringement of any Janssen Reserved TARP8 Patent). For clarity, Janssen will have the sole right and responsibility to prosecute and maintain any Janssen Reserved TARP8 Patent in its sole discretion and [***] sole cost, and Licensee will, at [***] costs, cooperate and provide any reasonable assistance to Janssen so that Janssen may file and obtain Patents containing claims of equivalent scope to the Janssen Reserved Compound Claims, subject to Section 7.2.4.2 (Assignment to Licensee).

7.2.4.2 Assignment to Licensee. Notwithstanding anything herein to the contrary, [***].

7.3 Patent Proceedings.

7.3.1 Notice of Patent Proceedings. Each Party will promptly notify the other Party but in any case, within [***] of learning of any request for, or filing or declaration of, any Patent Proceeding relating to any Primary TARP8 Patent (other than a Janssen-Prosecuted TARP8 Patent) or Joint Patent. Licensee and Janssen will thereafter consult and cooperate fully to determine a course of action with respect to any such Patent Proceeding, provided that, unless otherwise agreed by the Parties in writing, Licensee shall have the sole right to respond to and control any Patent Proceeding with respect to any Primary TARP8 Patent (other than a Janssen-Prosecuted TARP8 Patent) after the Option Exercise Date. Each Party has the right to [***], provided that, with respect to a Patent Proceeding for a Primary TARP8 Patent (other than a Janssen-Prosecuted TARP8 Patent) after the Option Exercise Date, the foregoing shall not apply and Licensee shall have sole decision-making authority with respect to any such Patent Proceeding. Janssen will have the sole right to respond to and control any Patent Proceeding with respect to any Janssen-Prosecuted TARP8 Patent, Janssen Reserved TARP8 Patent, Licensed TARP8 Patent (other than any Joint Patent) or Licensed nACh Assay Patent.

7.3.2 Notice of Initiation. Janssen will provide Licensee with written notice as soon as practicable before initiating any Patent Proceeding relating to a Patent for which Janssen is responsible for prosecuting and maintaining under Section 7.2 (Filing, Prosecution and Maintenance of Patents). Licensee will provide Janssen with written notice as soon as practicable before initiating any Patent Proceeding relating to a Patent for which Licensee is responsible is responsible for prosecuting and maintaining under Section 7.2 (Filing, Prosecution and Maintenance of Patents).

7.3.3 Cooperation. In connection with any Patent Proceeding relating to a Primary TARP8 Patent (other than a Janssen-Prosecuted TARP8 Patent) or Joint Patent, Licensee and Janssen will cooperate fully and will provide each other with any information or assistance that either Party may reasonably request. Each Party will keep the other Party informed of developments in any such action or proceeding, including, to the extent permissible by law, consultation regarding any settlement, the status of any settlement negotiations and the terms of any related offer.

7.4 Enforcement and Defense.

7.4.1 Notice. During the Term, each Party will promptly give the other Party notice of (a) any infringement of any Primary TARP8 Patent (other than a Janssen-Prosecuted TARP8 Patent) or Joint Patent, or (b) any misappropriation or misuse of any Licensed TARP8 Know-How, in each case ((a) and (b)) that may come to a Party’s attention.

7.4.2 Enforcement. Each Party will have the sole right but not the obligation to initiate and prosecute any such legal action related to any Third Party infringement of a Licensed TARP8 Patent, Licensed nACh Assay Patent, Primary TARP8 Patent, Joint Patent, Janssen-Prosecuted TARP8 Patent or Janssen Reserved TARP8 Patent, in each case that such Party is responsible for prosecuting and maintaining in accordance with Section 7.2 (Filing, Prosecution and Maintenance of Patents), at such Party’s sole expense, or to control the defense of any declaratory judgment action relating to such Patent. With respect to any Patent controlled by Janssen or its Affiliates containing a Janssen Reserved Compound Claim, then Janssen will have the sole right but not the obligation to initiate and prosecute any legal action related to any Third Party infringement of any such Janssen Reserved Compound Claim in regard to Exploitation of the respective Janssen Reserved Compound as contemplated hereunder and no other compounds, and Licensee agrees to be joined as a party at Janssen’s expense as required for such legal action, except as otherwise mutually agreed by the Parties. Janssen will consult and cooperate with Licensee on any issues that arise in the course of such legal action that are not specific only to the Exploitation of such Janssen Reserved Compound.

7.4.3 Cooperation. During the Term, for any action to terminate any infringement of any Licensed TARP8 Patent, Primary TARP8 Patent or Joint Patent, if a Party (the initiating Party) is unable to initiate or prosecute such action solely in its own name, the other Party (the non-initiating Party) will join such action and will execute and cause its Affiliates to execute all documents necessary for the initiating Party to initiate litigation to prosecute and maintain such action. Licensee will bear all costs in such instance. In connection with any action, the Parties will cooperate fully and will provide each other with any information or assistance that either Party may reasonably request. Each Party will keep the other informed of developments in any action or proceeding, including, to the extent permissible by law, the consultation and approval of any settlement negotiations and the terms of any offer related thereto. In any event, the non-initiating Party may voluntarily participate and advise in all aspects of any action at its sole expense.

7.4.4 Recoveries. Any recovery obtained by either or both Licensee and Janssen in connection with or as a result of any action contemplated by this Section 7.4 (Enforcement and Defense) other than a Licensed nACh Assay Patent, whether by settlement or otherwise, will be shared in order as follows:

[***].

7.5 Patent Term Restoration and Extension. The Parties will cooperate with each other in obtaining patent term extension, patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to any Primary TARP8 Patent or Joint Patent, provided that, after the Option Exercise Date, Licensee shall have the sole right to determine the foregoing with respect to any Primary TARP8 Patent (other than a Janssen-Prosecuted TARP8 Patent) or Joint Patent.

7.6 Third Party Claims.

7.6.1 Right to Defend. If any action, suit or proceeding is brought against Licensee or Janssen or any Affiliate or sublicensee of either Party alleging the infringement of the intellectual property rights of a Third Party by reason of the Exploitation of a Product in the Territory by Licensee or any of its Affiliates or Sublicensees, each of the Parties will have the right but not the obligation to defend itself in such action, suit or proceeding (including any counterclaims or affirmative defenses asserted) at such Party’s own cost and expense, subject to ARTICLE 10 (Indemnification). The Parties will cooperate with each other in any defense of any such suit, action or proceeding. The Parties will give each other prompt written notice of the commencement of any such suit, action or proceeding, or receipt of any claim of infringement, and will furnish each other a copy of each communication relating to the alleged infringement.

7.6.2 Settlement. Neither Party will compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding without the other Party’s advice and prior consent, provided, however, that [***]. Notwithstanding the foregoing, Licensee may seek to obtain a license at its sole cost and expense from the Third Party for Licensee’s use of the Third Party intellectual property rights allegedly infringed, provided, however, that [***].

7.6.3 Notice. The Party first having actual notice of any claim, action or proceeding referenced in Section 7.6.1 (Right to Defend) above will promptly notify the other Party in writing, setting forth in reasonable detail, to its knowledge, the facts related to any such claim, action or proceeding. The Parties will promptly discuss proposed responses to any such matters.

7.7 Use of Names. Neither Party will use the name, trademarks or service marks of the other Party for any purpose without the prior written consent of the other Party; provided, however, that this Section 7.7 (Use of Names) does not prevent a Party from using the name of the other Party for purposes of preparing necessary filings with the United States Securities and Exchange Commission or complying with its regulations, or other regulations applicable to the public sale of securities, including preparing proxy statements or prospectuses (provided that such first Party provides prior written notice thereof to the other Party to the extent legally permissible).

ARTICLE 8

CONFIDENTIALITY AND PUBLICATION

8.1 Nondisclosure and Non-Use Obligations. Each Party agrees that, during the Term and for a period of [***] thereafter, the Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) will: (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value (but no less than reasonable efforts); (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted in Section 8.3 (Authorized Disclosure) and Section 8.4 (Terms of This Agreement); and (c) not use such Confidential Information for any purpose except those permitted by this Agreement or any agreement between an Affiliate of the Receiving Party and the Disclosing Party.

8.2 Exceptions. The obligations in Section 8.1 (Nondisclosure and Non-Use Obligations) will not apply to the extent of any portion of the Confidential Information that the Receiving Party can show by competent evidence:

(a) is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party under this Agreement;

(b) is known to the Receiving Party or any of its Affiliates, without any obligation to the Disclosing Party to keep it confidential or any restriction on its use, prior to disclosure to the Receiving Party or any of its Affiliates by the Disclosing Party;

(c) is subsequently disclosed to the Receiving Party or any of its Affiliates on a non-confidential basis by a Third Party that, to the Receiving Party’s knowledge, is not bound by a similar duty of confidentiality or restriction on its use to the Disclosing Party;

(d) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party or any of its Affiliates in violation of this Agreement, generally known or available, either before or after it is disclosed to the Receiving Party by the Disclosing Party; or

(e) is independently discovered or developed by or on behalf of the Receiving Party or any of its Affiliates without the use of or reference to the Confidential Information of the Disclosing Party.

8.3 Authorized Disclosure. The Receiving Party may disclose Confidential Information of the Disclosing Party only to the extent such disclosure is reasonably necessary in the following instances, or to the extent expressly permitted under another provision of this Agreement:

(a) filing, prosecuting, maintaining, enforcing or defending Patents as permitted by this Agreement;

(b) as reasonably required in generating documentation with or for Regulatory Authorities and obtaining Marketing Approvals and any other Regulatory Approvals for Products;

(c) prosecuting or defending litigation, including responding to a subpoena in a Third Party litigation;

(d) subject to Section 8.4 (Terms of This Agreement), complying with Applicable Law or court or administrative orders;

(e) complying with any of its obligations or exercising any of its rights under this Agreement;

(f) to [***]; provided, however, that the Receiving Party will remain responsible for any violation of such confidentiality provisions by any person who receives Confidential Information pursuant to this Section 8.3(f) (Authorized Disclosure); or

(g) by either Party to one or more Third Parties regarding [***]; provided, however, that the Receiving Party will remain responsible for any violation of such confidentiality provisions by any person who receives Confidential Information pursuant to this Section 8.3(g) (Authorized Disclosure).

If and whenever any Confidential Information is disclosed in accordance with this Section 8.3 (Authorized Disclosure), such disclosure will not cause any such information to cease to be Confidential Information for purposes of this Agreement, except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). In the event that a Party intends to make a disclosure of the other Party’s Confidential Information pursuant to Section 8.3(c) (Authorized Disclosure) or Section 8.3(d) (Authorized Disclosure), it will, except where impracticable or not legally permitted, give reasonable advance notice to the other Party of such disclosure and use not less than the same efforts to secure confidential treatment of such information as it would to protect its own confidential information from disclosure.

8.4 Terms of this Agreement.

8.4.1 Disclosure of Agreement Terms. The Parties acknowledge and agree that this Agreement, and all of the terms of this Agreement, will be treated as Confidential Information of each Party. In addition to the disclosures permitted under Section 8.3 (Authorized Disclosure), either Party may disclose the terms of this Agreement and other information relating to this Agreement or the transactions contemplated by this Agreement to the extent required, in the reasonable opinion of such Party’s counsel, to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission or the Nasdaq Stock Market or similar security regulatory authorities or stock market in other countries. If a Party intends to disclose this Agreement or any of its terms or other such information in accordance with this Section 8.4 (Terms of this Agreement), such Party will, except where impracticable or not legally permitted, give reasonable advance notice to the other Party of such disclosure and seek confidential treatment of portions of this Agreement or such terms or information, as may be reasonably requested by the other Party.

8.4.2 Tax Disclosures. The Parties hereby consent to the disclosure of a copy of this Agreement to any tax authority by the other Party (a) upon receipt of any legally enforceable information request by such tax authority, (b) in compliance with any legally enforceable filing requirement, or (c) in connection with a submitted transfer pricing analysis. In the event of such disclosure, the disclosing Party will make reasonable efforts to ensure that the information is maintained in confidence by the applicable tax authority, including marking any disclosed document as confidential. In the event that the Receiving Party is required to disclose Confidential Information of Disclosing Party pursuant to Section 8.3(d) (Authorized Disclosure) by Applicable Law, including to comply with any order of any court or Governmental Authority, such disclosure will not be a breach of this Agreement; provided that the receiving Party (i) except where impracticable or not legally permitted, gives reasonable advance notice to the Disclosing Party as soon as reasonably practicable of the required disclosure, (ii) limits the disclosure to that reasonably required for the legal purpose and seeks protective treatment as available under Applicable Law, and (iii) at the Disclosing Party’s request and expense, reasonably assists in its attempt to intervene to directly limit or protect the disclosure of its Confidential Information.

8.5 Public Announcements. Except as required to comply with Applicable Law or as permitted by Section 8.3 (Authorized Disclosure) or Section 8.4 (Terms of this Agreement), neither Party may issue any press release or other public statement disclosing the execution of this Agreement or to the terms of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld. In the event that a Party intends to issue such a press release or other public statement as required to comply with Applicable Law, such Party will, except where impracticable or not legally permitted, give reasonable advance notice to the other Party of such disclosure.

8.6 Scientific Publications. During [***], neither Party nor any of its Affiliates, sublicensees (including Sublicensees), employees or consultants may make any oral or written scientific publications, including any abstracts, manuscripts, posters, slide presentations or other materials, of any activities or results relating to a TARP8 Compound unless such Party complies with the procedures and terms of this Section 8.6 (Scientific Publications), and, subject to applicable terms of this ARTICLE 8 (Confidentiality and Publication), neither Party may include any Confidential Information of the other Party or its Affiliates in any publication without the other Party’s prior written consent unless such Party complies with the procedures and terms of this Section 8.6 (Scientific Publications). The publishing Party will deliver a complete draft of any proposed publication to the other Party at least [***] before submitting the material to a publisher or initiating any other release. The other Party will review any such material and give its comments to the publishing Party within [***] after the delivery of such draft to such other party, and if no comments are provided within such [***], then it shall be deemed that the reviewing Party has no comment with respect to such draft publication. Upon reasonable request by the reviewing Party, the publishing Party shall (a) delete from any such proposed publication material, before its submission or release, any references to the reviewing Party or any of its Confidential Information; or (b) delay any submission or release for a period of up to an additional [***] to permit the reviewing Party to prepare and file, or have prepared and filed, any patent applications for any inventions as contemplated under this Agreement. The publishing Party will ascribe authorship of any proposed publication using accepted standards used in peer-reviewed, academic journals at the time of the proposed publication. Notwithstanding the foregoing, on and after the Option Exercise Date, Janssen shall not publish any results relating to a TARP8 Compound or TARP8 Product without the prior written consent of Licensee, provided, however, that Janssen may publish on the results of on-label studies with a TARP8 Product that has received Marketing Approval. Notwithstanding anything herein to the contrary, this Section 8.6 (Scientific Publications) will not apply to publications by Janssen related to any Janssen Reserved Compound (and not to any other TARP8 Compound).

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that as of the Effective Date as follows:

9.1.1 Authorization. This Agreement has been duly executed and delivered by such Party and constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Party, its officers and directors.

9.1.2 Due Organization, Corporate Power. It is duly organized, validly existing and in good standing under the laws of the country and state of its incorporation or organization, as applicable. Such Party has full corporate (or other organizational) right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement and that it has the right to grant the rights, licenses and sublicenses granted pursuant to this Agreement.

9.2 Additional Representations and Warranties of Janssen. Janssen represents and warrants to Licensee that as of the Effective Date as follows, and, reasonably prior to the Option Exercise Date in connection with Licensee’s expected exercise of the TARP8 Option, upon Licensee’s written request Janssen shall promptly notify Licensee in reasonable detail if there is any change with respect to any TARP8 Compound or TARP8 Product that would cause any of the following representations and warranties to be inaccurate or untrue (subject to Licensee providing Janssen with a reasonable opportunity to provide such update in advance of the Option Exercise Date):

9.2.1 Existing Scheduled TARP8 Patents. To the knowledge of Janssen, (a) Schedule 1.111 (Scheduled TARP8 Patents) sets forth a true, complete and correct list of all Scheduled TARP8 Patents Controlled by Janssen or its Affiliates necessary for the Exploitation of any TARP8 Development Candidate, and (b) there are no Licensed TARP8 Patents (other than Scheduled TARP8 Patents).

9.2.2 Ownership. Janssen and its Affiliates are the sole and exclusive owners of the entire right, title and interest in, to and under the Scheduled TARP8 Patents and Licensed nACh Assay Patents, free and clear of all encumbrances that would interfere with Licensee’s rights.

9.2.3 No Patent Proceeding; No Infringement. [***], the Licensed TARP8 Patents known to Janssen as of the Effective Date are not the subject of any Patent Proceeding known to Janssen’s patent counsel, and Janssen’s patent counsel has not received any written notice and is not otherwise aware of any pending or threatened action, suit, proceeding or claim by a Third Party challenging Janssen’s ownership rights in such Licensed TARP8 Patents, or any Scheduled TARP8 Patent is invalid or unenforceable; and neither Janssen nor any of its Affiliates is aware or has received any claims in writing alleging that the Exploitation of any TARP8 Compound or TARP8 Product infringes any Patent or misappropriates the Know-How of any Third Party.

9.2.4 Inventions Assignment. Janssen has obtained from all named inventors of the Scheduled TARP8 Patents in each case owned by Janssen or one of its Affiliates and existing as of the Effective Date valid and enforceable agreements assigning to Janssen or such Affiliate each such inventor’s entire right, title and interest in and to such Scheduled TARP8 Patents.

9.2.5 No Conflicts. Neither Janssen nor any of its Affiliates is a party to any license agreement with a Third Party under which Janssen or any of its Affiliates grants licenses or other right to any of the Licensed TARP8 Technology or Licensed nACh Technology, in each case, that would conflict with the rights granted to Licensee to Exploit TARP8 Compounds or nACh Compounds hereunder, and Janssen and its Affiliates have the right to grant the licenses to Licensee under this Agreement.

9.2.6 No Additional Payments. Except in connection with the activities described in the last sentence of Section 3.2.1 (Transfer of Materials), there are no amounts that will be required to be paid to a Third Party that arise out of any agreement to which Janssen or any of its Affiliates is a party, as a result of the Exploitation of the TARP8 Compounds or nACh Compounds.

9.3 Covenants of Licensee.

9.3.1 GLP and GCP Compliance. Licensee will conduct all Exploitation activities with respect to Compounds and Products in compliance with Applicable Laws and regulatory standards, including, as applicable, conducting Development activities in compliance with Good Laboratory Practices (“GLP”), Good Clinical Practices, pharmacovigilance and safety reporting, and requirements for the protection of human subjects.

9.3.2 Anti-Kickback and Stark Compliance. Licensee represents and warrants to Janssen as of the Effective Date, and covenants to Janssen, that Licensee is in compliance and will continue to comply with all Applicable Laws, including the federal anti-kickback statute (42 U.S.C. § 1320a-7b), the related safe harbor regulations, and the Limitation on Certain Physician Referrals, also referred to as the “Stark Law” (42 U.S.C. § 1395nn) in connection with its activities under this Agreement. Accordingly, no part of any consideration paid hereunder is a prohibited payment for the recommending or arranging for the referral of business or the ordering of items or services; nor are the payments intended to induce illegal referrals of business.

9.3.3 Exclusion from Federal Health Care Programs. Licensee will conduct activities pursuant to this Agreement in accordance with applicable state and federal laws and any applicable regulations regarding Medicare, Medicaid, and other third party-payer programs, if any. Licensee represents and warrants to Janssen, as of the Effective Date, that (a) it is not excluded from, and has not been convicted of any crime or engaged in any conduct that could result in exclusion from, participation in any state or federal healthcare program, as defined in 42 U.S.C. § 1320a-7b(f), for the provision of items or services for which payment may be made by a federal healthcare program; (b) it has not contracted with any employee, contractor, agent, or vendor to perform work under this Agreement who is excluded from participation in any state or federal healthcare program; and (c) it is not subject to a final adverse action, as defined in 42 U.S.C. § 1320a-7a(e) and 42 U.S.C. § 1320a-7a(g), and has no adverse action pending or threatened against it. Licensee will notify Janssen of any final adverse action, discovery of contract with an excluded entity or individual, or exclusion within [***] of such action.

9.3.4 No Debarred Individuals. Licensee will not engage, in any capacity in connection with this Agreement, any person who has been debarred by FDA, is the subject of a conviction described in 21 U.S.C. § 335a or is subject to any similar sanction. Licensee will promptly inform Janssen in writing if it or any person performing activities under this Agreement is debarred or is the subject of a conviction described in 21 U.S.C. § 335a, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or threatened relating to the debarment of conviction of Licensee or any such person performing activities in connection with this Agreement. Upon written request from Janssen, Licensee will, within [***], provide written confirmation that it has complied with the foregoing obligation.

9.3.5 Anti-Corruption Laws. Neither Licensee nor any of its Affiliates will perform any actions in connection with this Agreement that are prohibited by local and other anti-corruption laws (collectively, “Anti-Corruption Laws”) that may be applicable to Licensee. Without limiting the foregoing, neither Licensee nor any of its Affiliates will make any payments, or offer or transfer anything of value, to any government official or government employee, to any political party official or candidate for political office or to any other Third Party related to the transactions contemplated by this Agreement in a manner that would violate Anti-Corruption Laws.

9.4 Covenants of Janssen.

9.4.1 Conflicts. During the Term, Janssen will not grant or transfer any interest in the Licensed TARP8 Technology or Licensed nACh Technology to a Third Party or conduct other activities, in each case, in a manner that is in conflict with the licenses and rights granted to Licensee (including the TARP8 Option) or otherwise inconsistent with the terms of this Agreement.

9.4.2 Compliance with Law. In connection with performing its obligations or exercising its rights under this Agreement, Janssen shall, and shall ensure that its Affiliates, sublicensees, agents and representatives shall, comply with all Applicable Laws and regulatory standards.

9.4.3 Debarment. Janssen will not engage, in any capacity in connection with this Agreement, any person who has been debarred by FDA, is the subject of a conviction described in 21 U.S.C. § 335a or is subject to any similar sanction. Janssen will promptly inform Licensee in writing if it or any person performing activities under this Agreement is debarred or is the subject of a conviction described in 21 U.S.C. § 335a, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or threatened relating to the debarment of conviction of Janssen or any such person performing activities in connection with this Agreement. Upon written request from Licensee, Janssen will, within [***], provide written confirmation that it has complied with the foregoing obligation.

9.5 Warranty Disclaimer. LICENSEE UNDERSTANDS THAT THE TARP8 COMPOUNDS AND TARP8 PRODUCTS ARE THE SUBJECT OF ONGOING TOXICITY STUDIES AND THAT JANSSEN CANNOT ASSURE THE SAFETY, SUCCESSFUL RESEARCH OR DEVELOPMENT, EFFICACY OR USEFULNESS OF ANY TARP8 COMPOUNDS OR TARP8 PRODUCTS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS ARTICLE 9 (REPRESENTATIONS AND WARRANTIES), JANSSEN MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO ANY PATENTS, KNOW-HOW, LICENSES, TECHNOLOGY, COMPOUNDS, PRODUCTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, SAFETY, TOXICITY, EFFICACY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

9.6 Limitation on Representations or Warranties. [***].

ARTICLE 10

INDEMNIFICATION

10.1 Indemnification by Janssen. Janssen will indemnify, defend and hold harmless Licensee and its Affiliates, and its and their respective directors, officers, employees and agents (collectively, “Licensee Indemnitees”), from and against any claims of damages, bodily injury, death or property damage made by a Third Party (a “Third Party Claim”) to the extent arising from: (a) the negligence, willful misconduct or wrongful intentional acts or omissions of Janssen, its Affiliates, subcontractors or Sublicensees under this Agreement; (b) the breach by Janssen of any warranty, representation or obligation of Janssen under this Agreement, or (c) the Exploitation by Janssen, its Affiliates, subcontractors, sublicensees or its or their representatives or agents under this Agreement of any Janssen Reserved Compound (including any products liability claim or other action relating to alleged defects in a Product (whether design defects, manufacturing defects or defects in sales or marketing)). The indemnification obligation set forth in this Section 10.1 (Indemnification by Janssen) does not apply to the extent an act or failure to act is due to the negligent or reckless act or omission or willful misconduct of Licensee or any Licensee Indemnitee, or breach of this Agreement by Licensee.

10.2 Indemnification by Licensee. Licensee will indemnify, defend and hold harmless Janssen and its Affiliates, and its and their respective directors, officers, employees and agents (collectively, “Janssen Indemnitees”), from and against any Third Party Claim to the extent arising from (a) the negligence, willful misconduct or wrongful intentional acts or omissions of Licensee, its Affiliates, subcontractors or Sublicensees under this Agreement; (b) the breach by Licensee of any warranty, representation or obligation of Licensee under this Agreement; or (c) the Exploitation by Licensee, its Affiliates, subcontractors, Sublicensees or its or their representatives or agents under this Agreement of any Compounds or Products (including any products liability claim or other action relating to alleged defects in a Product (whether design defects, manufacturing defects or defects in sales or marketing)). The indemnification obligation set forth in this Section 10.2 (Indemnification by Licensee) does not apply to the extent an act or failure to act is due to the negligent or reckless act or omission or willful misconduct of Janssen or any Janssen Indemnitee, or breach of this Agreement by Janssen.

10.3 Indemnification Claims. If a Licensee Indemnitee or Janssen Indemnitee (an “Indemnitee”) intends to claim indemnification under this ARTICLE 10 (Indemnification), the Indemnitee will promptly notify the other Party (the “Indemnitor”) in writing of any Third Party Claim for which the Indemnitee intends to claim such indemnification. The failure of the Indemnitee to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action relieves the Indemnitor of any obligation to the Indemnitee under this ARTICLE 10 (Indemnification) with respect to any such action to the extent the failure prejudices the Indemnitor’s ability to defend such Third Party Claim. The Indemnitee will permit the Indemnitor to control the litigation or settlement of such Third Party Claim, and cooperate fully with Indemnitor in all related matters, provided, however, that unless agreed by Indemnitee (a) counsel appointed by Indemnitor to defend Indemnitee will not take any position which if sustained would cause Indemnitee not to be indemnified by Indemnitor and (b) no settlement will involve any terms binding on Indemnitee except payment of money to by paid by Indemnitor.

10.4 Disclaimer. EXCEPT TO THE EXTENT (A) REQUIRED BY APPLICABLE LAW OR (B) INCLUDED IN LOSSES RESULTING FROM A THIRD PARTY CLAIM FOR WHICH ONE PARTY IS OBLIGATED TO INDEMNIFY THE OTHER PARTY (OR AN INDEMNITEE OF SUCH OTHER PARTY) PURSUANT TO THIS ARTICLE 10 (INDEMNIFICATION), (C) BREACH OF SECTION 4.1.1.1 (LICENSE UNDER TARP8 TECHNOLOGY), SECTION 4.1.1.2 (LICENSE UNDER PRIMARY TARP8 PATENTS), SECTION 4.4 (EXCLUSIVITY) OR ARTICLE 8 (CONFIDENTIALITY AND PUBLICATION), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES OR SUBLICENSEES) IN CONNECTION WITH THIS AGREEMENT FOR [***] UNDER THIS AGREEMENT, REGARDLESS OF WHETHER IT HAS BEEN INFORMED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OR THE TYPE OF CLAIM, CONTRACT OR TORT (INCLUDING NEGLIGENCE).

10.5 Insurance. During the Term, Licensee will procure and maintain insurance, at its sole cost and expense, including clinical trial insurance and product liability insurance, adequate to cover its obligations hereunder and which are reasonable and customary in the biopharmaceutical industry for companies similarly situated. Within [***] following the Effective Date and during the Term, Licensee shall obtain and maintain, at minimum, insurance to cover its obligations under this Agreement; provided that in no event shall such insurance policy be written in amounts less than [***] per claim or per occurrence and annually in the aggregate. Licensee will provide Janssen with written proof of the existence of such insurance upon request and will provide Janssen with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance which materially adversely affects the rights of Janssen hereunder. It is understood that such insurance will not be construed to create a limit of Licensee’s liability with respect to its indemnification obligations under this ARTICLE 10 (Indemnification).

ARTICLE 11

TERM AND TERMINATION

11.1 Term and Expiration. The term of this Agreement (the “Term”) will commence on the Effective Date and, unless this Agreement is terminated earlier in accordance with this ARTICLE 11 (Term and Termination), will end (a) with respect to TARP8 Products, (i) if the TARP8 Option is exercised in accordance with Section 2.2.3 (Option Exercise), on a country-by-country basis and TARP8 Product-by-TARP8 Product basis upon the expiration of the Royalty Term in such country for such TARP8 Product and (ii) if the TARP8 Option is not exercised by the expiration of the Option Period, the expiration of the Option Period and (b) with respect to nACh Products, upon the expiration of the last-to-expire Patent within the Licensed nACh Assay Patents and Joint nACh Patents. Upon expiration (but not earlier termination) of this Agreement pursuant to this Section 11.1 (Term and Expiration) with respect to a country and Product, the licenses granted to Licensee under ARTICLE 4 (License Grants; Assignment of Certain Patents) will become perpetual, irrevocable, non-exclusive and fully paid with respect to such country and such Product.

11.2 Termination by Licensee Without Cause. Licensee may, upon ninety (90) days’ prior written notice to Janssen, terminate this Agreement in its entirety, or either one of the TARP8 program and the nACh program, without cause.

11.3 Termination for Material Breach. Subject to the terms and conditions of this Agreement, either Party (the “Non-breaching Party”) may terminate this Agreement in its entirety or in part in the event of a material breach of this Agreement by the other Party (the “Breaching Party”), by providing [***] prior written notice to the Breaching Party (the “Cure Period”). Such notice will reasonably describe the alleged material breach in reasonably sufficient detail to put the Breaching Party on notice and clearly state the Non-breaching Party’s intent to terminate this Agreement if the alleged breach is not cured within the Cure Period. Notwithstanding the foregoing, the Cure Period in connection with a material breach of a payment obligation under ARTICLE 6 (Payments) will be [***]. In the event that the Breaching Party disputes in good faith the existence of a material breach under this Section 11.2 (Termination for Material Breach), the time for cure will be extended until such time as the dispute is finally resolved pursuant to ARTICLE 12 (Dispute Resolution). In the event of a material breach of this Agreement with respect to a particular Product or a particular country within the Territory by Licensee that is not cured within the applicable Cure Period and such breach does not materially affect other Products or other country, then Janssen shall only have the right to terminate this Agreement with respect to such Product or such country (in addition to pursuing any remedy that may be available to Janssen at law or in equity as a result of Licensee’s breach of this Agreement), and this Agreement will remain in full force and effect with respect to all other Products and all other countries in the Territory.

11.4 Termination for Bankruptcy.

11.4.1 Right to Terminate. A Party may terminate this Agreement in its entirety immediately upon providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy, consents to an order for relief in connection with an involuntary petition in bankruptcy filed against such Party (or an involuntary petition in bankruptcy filed against such Party remains un-dismissed or un-stayed for a period of more than [***]), petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors, or becomes a party to any proceeding or action of the type described above (each, an “Insolvency Event”).

11.4.2 Section 365(n) of Bankruptcy Code. All rights and licenses now or hereafter granted under or pursuant to any Section of this Agreement are rights to “intellectual property” (as defined in Section 101(35A) of Title 11 of the United States Code, as amended (such Title 11, the “Bankruptcy Code”)). In the event that this Agreement is rejected under Section 365 of the Bankruptcy Code by or on behalf of a Party (including by any receiver, trustee or similar officer appointed with respect to such Party), such Party (the “Licensor Party”) hereby grants to the other Party (the “Licensee Party”), subject to the Licensee Party’s obligations under Sections 365(n)(2)(A) and (B), a right of access and to obtain possession of and to benefit from embodiments of intellectual property pursuant to Section 365(n) of the Bankruptcy Code (including information and Know-How Controlled by the Licensor Party with respect to Compounds or Products and regulatory documentation with respect thereto), all of which constitute embodiments of intellectual property pursuant to Section 365(n) of the Bankruptcy Code to the extent related to the Licensee Party’s exercise of its license rights to any Compounds or Products or otherwise related to any rights or licenses granted to the Licensee Party under or pursuant to any Section of this Agreement. The Licensor Party agrees not to interfere with the Licensee Party’s exercise under the Bankruptcy Code of rights and licenses to intellectual property licensed hereunder and embodiments thereof in accordance with this Agreement.

11.5 Partial Termination. For purposes of clarity and notwithstanding any provisions of this ARTICLE 11 (Term and Termination) to the contrary, if the termination of this Agreement is with respect to a particular Product or a particular country within the Territory, then the foregoing provisions of this ARTICLE 11 (Term and Termination) and the applicable provisions of Section 11.6 (Effects of Termination) will apply solely with respect to the applicable Product or country, mutatis mutandis, and this Agreement will remain in full force and effect with respect to all other Products and all other countries in the Territory.

11.6 Effects of Termination. If this Agreement is terminated by either Party pursuant to Section 11.3 (Termination for Material Breach) or Section 11.4 (Termination for Bankruptcy), or by Licensee pursuant to Section 11.2 (Termination By Licensee Without Cause), then the provisions of this Section 11.6 (Effects of Termination) will apply.

11.6.1 Termination of TARP8 License. The license granted to Licensee under Section 4.1.1.1 (License under TARP8 Technology) will terminate as of the date upon which such termination becomes effective under this ARTICLE 11 (Term and Termination) (the “Termination Effective Date”).

11.6.2 Non-Exclusive License under Joint nACh Patents. Subject to the terms and conditions of this Agreement, as of the date of the Termination Effective Date, the exclusive license granted to Licensee under Section 4.1.2.2 (Exclusive License Under Joint nACh Patents) will become non-exclusive.

11.6.3 Return of Confidential Information. Licensee will, within [***] after the Termination Effective Date, return or cause to be returned to Janssen all Janssen Confidential Information in tangible form, except that Licensee may retain one copy in its confidential files solely for records purposes.

11.6.4 Sublicenses. In the event of termination of this Agreement for any reason, any existing Sublicensee that is in good standing as of the effective date of termination will have the right to elect either of the following, at its discretion: (a) [***]; or (b) [***].

11.6.5 Other Effects. In addition, to the extent assignable or transferable in accordance with Applicable Laws, following the Termination Effective Date, Licensee will, or will cause its Affiliates and Sublicensees (unless otherwise provided in Section 11.6.4 (Sublicensees)) to, effective upon Licensee’s receipt of notice from Janssen before or on the Termination Effective Date electing to receive any or all of the following items:

(a) transfer to Janssen copies of Licensed TARP8 Know-How and any remaining Transferred Janssen Materials together with all material data generated by Licensee or any of its Affiliates or Sublicensees to the extent necessary for the Exploitation of a TARP8 Compound or TARP8 Product and not already in Janssen’s possession;

(b) notwithstanding anything to the contrary, grant Janssen an exclusive (even as to Licensee), perpetual, transferable and sublicensable (through multiple tiers) license under the Primary TARP8 Patents, to Exploit TARP8 Compounds and TARP8 Products in each case in the Field in the Territory, provided that, if this Agreement is terminated by Licensee pursuant to Section 11.3 (Termination for Material Breach) or Section 11.4 (Termination for Bankruptcy) in each case on or after [***], then, with respect to such TARP8 Compound [***];

(c) assign to Janssen all of Licensee’s (and all of its Affiliates’ or Sublicensees’) rights, title and interests in and to any agreements between Licensee (or any of its Affiliates or Sublicensees) and Third Parties that relate to the Exploitation of any TARP8 Products (including any Third Party licenses); provided, however, that, if any such agreement does not relate solely to such Exploitation, then Licensee (or such Affiliate or Sublicensee) will assign to Janssen only such portions of such agreements relating thereto; and further provided that if such assignment is not permitted under the terms of such agreement, the Parties will cooperate to provide to Janssen the benefit thereunder to the extent practicable; and, if any such Third Party agreement requires payments on the Exploitation of any TARP8 Compounds or TARP8 Products, then, after termination of this Agreement, such payment obligations (to the extent incurred on or after the Termination Effective Date and specifically attributable to the Exploitation of such TARP8 Compounds and TARP8 Products) shall be solely borne by [***] in connection with its Exploitation of such TARP8 Compounds or TARP8 Products pursuant to Section 11.6.5(b) (Other Effects);

(d) assign to Janssen all of Licensee’s (and all of its Affiliates’ or Sublicensees’) rights, title and interests in and to any TARP8 Product trademarks and trade dress (including any goodwill associated therewith) intended for use, or used, solely in connection with the TARP8 Products, any registrations and design patents for any of the foregoing and including any Internet domain name registrations using such trademarks and slogans;

(e) if Licensee is conducting any clinical Development activity with respect to any TARP8 Product immediately prior to the Termination Effective Date, then Licensee will notify Janssen within [***] after the Termination Effective Date, whether, to the extent permitted by Applicable Law, Licensee elects to wind-down of such activity, or, if requested by Janssen, transfer such activity to Janssen;

(i) With regard to any clinical trial, if Licensee notifies Janssen of its election to wind-down such activity, Licensee will the use reasonable efforts to conduct such wind-down activities; and

(ii) If upon Janssen’s request, Licensee notifies Janssen of its election to transfer such activity to Janssen, then Licensee will use reasonable efforts to transfer, and Janssen will use reasonable efforts to assume, such activity as promptly as practicable (and, in any event, within [***]) after the Termination Effective Date;

(f) assign to Janssen all of Licensee’s rights, title and interests in and to any and all regulatory materials, Drug Approval Applications and Marketing Approvals for the TARP8 Products and use reasonable efforts to have assigned to Janssen all of Licensee’s Affiliates’ and Sublicensees’ rights, title and interests in and to any and all regulatory materials, Drug Approval Applications and Marketing Approvals for the TARP8 Products;

(g) assign to Janssen all of Licensee’s rights, title and interests in and to any promotional materials, including any copyrights contained in such materials, and all goodwill associated therewith, as well as all packaging and labeling materials for the TARP8 Products and use reasonable efforts to have assigned to Janssen all of Licensee’s Affiliates’ and Sublicensees’ rights, title and interests in and to any and all of the foregoing owned by such Affiliates and Sublicensees; and

(h) Licensee will disclose the then-current Manufacturing process for all TARP8 Products to Janssen or its designee (which will be designated as soon as reasonably practical but in no event later than [***] following the effective date of termination); provided, however, that if Licensee does not Control such information, then Licensee will use all reasonable efforts to require the entity controlling such information to make such disclosure. At Janssen’s request, Licensee may agree to supply, or cause to be supplied, to Janssen or its designee quantities of TARP8 Products and related research assays and reagents, to satisfy Janssen’s and its Affiliates’ and sublicensees’ requirements for TARP8 Products and related research assays and reagents until the earlier of (i) [***]; or (ii) [***]; provided, however, that Janssen will use commercially reasonable efforts to be able to Manufacture TARP8 Products as promptly as practicable, including supply to allow completion of clinical trials ongoing upon termination of the TARP8 Product. Any such supply will be made pursuant to a mutually acceptable supply agreement between the Parties. In addition, upon Janssen’s request, Licensee will supply to Janssen or its designee all of its then-remaining inventory of such TARP8 Products for pre-clinical or clinical use, and [***];

provided that, the transitioning costs for the foregoing activities set forth in this Section 11.6.5 (Other Effects) (excluding the royalties on the license granted by Licensee pursuant to Section 11.6.5(b) (Other Effects), payments under Third Party agreements pursuant to Section 11.6.5(c) (Other Effects), and the supply prices to be determined pursuant to Section 11.6.5(h) (Other Effects)) shall be borne by [***] if [***].

11.7 Survival. Any expiration or termination of this Agreement will not preclude the terminating Party from exercising any other of those remedies to which it may be entitled under this Agreement or Applicable Law, or terminate any right to obtain performance of any obligation provided for in this Agreement that will survive termination. In addition, any other rights or obligations that accrued prior to expiration or termination of this Agreement (including payment obligations) will survive expiration or termination of this Agreement. The following provisions will survive any expiration or termination of this Agreement, indefinitely or for the period of time noted in the specific provisions: [***].

ARTICLE 12

DISPUTE RESOLUTION

12.1 Resolution of Disputes. The Parties will first negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising out of or in connection with this Agreement, including any Party’s rights or obligations herein or any questions regarding the formation, existence, validity, enforceability, performance, interpretation, tort, breach or termination thereof (each, a “Dispute”). If the Parties are unable to resolve a Dispute within [***] after either Party’s request despite using reasonable efforts to do so, either Party may, by written notice to the other, refer the Dispute to their respective senior management designated below or their respective successors, for attempted resolution by negotiation in good faith. The attempted resolution will take place no later than [***] following receipt of such notice. The designated management (each designated representative, an “Executive Officer”) are as follows:

For Licensee:  Chief Executive Officer

For Janssen:   Global Head, Neuroscience Therapeutics Area, Janssen Research & Development

If the Parties are unable to resolve the Dispute within [***] following the day on which one Party provides written notice of the Dispute to the other in accordance with this Section 12.1 (Resolution Disputes), and a Party wishes to pursue the matter, each such Dispute will be finally resolved by mediation followed by binding arbitration as set forth below.

12.2 Mediation.

12.2.1 CPR Mediation Procedure. The Parties will first attempt in good faith to resolve any Dispute by confidential mediation in accordance with the then current Mediation Procedure of the International Institute for Conflict Prevention and Resolution (“CPR Mediation Procedure”) (www.cpradr.org) before initiating arbitration. The CPR Mediation Procedure controls, except where the CPR Mediation Procedure conflicts with these provisions, in which case these provisions control. The mediator will be chosen pursuant to the CPR Mediation Procedure. The mediation will be held in New York, NY, United States.

12.2.2 Conduct of Mediation. Either Party may initiate mediation by written notice to the other of the existence of a Dispute. The Parties will select the mediator within [***] of the notice and the mediation will begin promptly after the selection. The mediation will continue until the mediator or either Party, declares in writing, no sooner than after the conclusion of one full day of a substantive mediation conference attended on behalf of each Party by a senior business person with authority to resolve the Dispute, that the Dispute cannot be resolved by mediation. In no event, will mediation continue more than [***] from the initial notice by a Party to initiate meditation unless the Parties agree in writing to extend that period.

12.2.3 Extension of Limitations. Any period of limitations that would otherwise expire between the initiation of mediation and its conclusion is extended until [***] after the conclusion of the mediation.

12.3 Arbitration.

12.3.1 CPR Rules. If the Parties fail to resolve the Dispute in mediation pursuant to Section 12.2 (Mediation), and a Party desires to pursue resolution of the Dispute, the Dispute may be submitted by either Party for resolution in arbitration pursuant to the then current CPR Rules for Non-Administered Arbitration of International Disputes (“CPR Rules”) (www.cpradr.org), except where they conflict with these provisions, in which case these provisions control. CPR is designated as the Neutral Organization for all purposes. The arbitration will be conducted in English and held in New York, NY, United States. All aspects of the arbitration will be treated as confidential.

12.3.2 Qualifications of Arbitrators. The arbitrators will be chosen from the CPR Panels of Distinguished Neutrals, unless a candidate not on the CPR Panel is approved by both Parties. Each arbitrator must be a lawyer with at least [***] experience with a law firm or corporate law department of over [***] lawyers or who was a judge of a court of general jurisdiction, and having at least [***] of relevant experience in the pharmaceutical or biotechnology industry. To the extent that the Dispute requires other special expertise, the Parties will so inform CPR before the beginning of the selection process.

12.3.3 Number of Arbitrators. The arbitration tribunal will consist of [***] arbitrators, chosen in accordance with Rules 5.3 and 6 of the CPR Rules. If, however, the aggregate award sought by the Parties is less than [***] and equitable relief is not sought, a single arbitrator will be chosen in accordance with Rules 5.3 and 6 of the CPR Rules.

12.3.4 Interview of Arbitrators. Candidates for the arbitrator position(s) may be interviewed by representatives of the Parties in advance of their selection, provided, however, that all Parties are represented.

12.3.5 Timing. The Parties will select the arbitrator(s) within [***] of initiation of the arbitration. The hearing will be concluded within [***] after selection of the arbitrator(s) and the award will be rendered within [***] of the conclusion of the hearing, or of any post-hearing briefing, which briefing will be completed by both sides within [***] after the conclusion of the hearing. In the event that the Parties cannot agree upon a schedule, then the arbitrator(s) will set the schedule following the time limits set forth above as closely as practical.

12.3.6 Evidence. The arbitrator(s) will be guided, but not bound, by the IBA Rules on the Taking of Evidence in International Commercial Arbitration (www.ibanet.org).

12.3.7 Hearing. The hearing will be concluded in [***] or less. Multiple hearing days will be scheduled consecutively to the greatest extent possible. A transcript of the testimony adduced at the hearing will be made available to either Party.

12.3.8 Decision of Arbitrators. The arbitrator(s) will decide the merits of any Dispute in accordance with the law governing this Agreement, without application of any principle of conflict of laws that would result in reference to a different law. The arbitrator(s) may not apply principles such as “amiable compositeur” or “natural justice and equity.”

12.3.9 Opinion; Costs. The arbitrator(s) will render a written opinion stating the reasons upon which the award is based. The arbitrator(s) may award the costs and expenses of the arbitration as provided in the CPR Rules, but each Party bears its own attorney fees.

12.3.10 Enforcement. The award may be entered and enforced in any court of competent jurisdiction. If a court is called upon to enforce an award in a court proceeding, the Parties consent to the court’s requiring the Party resisting enforcement to pay the reasonable attorneys’ fees and costs incurred in that proceeding by the Party seeking enforcement.

12.3.11 Interim Relief. Any Party may seek emergency, interim or provisional relief before the appointment of the arbitrator(s) from any court of competent jurisdiction, without waiver of the agreements to mediate and arbitrate. After appointment of the arbitrator(s), any request for emergency, interim or provisional relief will either be addressed to the arbitrator(s), which will have the power to enter an interim award granting relief using the standards provided by Applicable Law, or to a court, but only with the permission of the arbitrator(s). Any interim award of the arbitrator(s) may be enforced in any court of competent jurisdiction.

12.3.12 Waiver of Jury Trial. EXCEPT AS PROVIDED IN SECTION 10.4 (DISCLAIMER), EACH PARTY WAIVES: (A) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY, (B) WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, ANY CLAIM TO PUNITIVE, EXEMPLARY, MULTIPLIED, INDIRECT, CONSEQUENTIAL OR LOST PROFITS/REVENUES DAMAGES, AND (C) ANY CLAIM FOR ATTORNEY FEES, COSTS AND PREJUDGMENT INTEREST.

ARTICLE 13

MISCELLANEOUS

13.1 Force Majeure. Except for obligations to make payments under this Agreement when due, neither Party will be liable to the other Party nor will it be deemed to have breached this Agreement for failure or delay in performing any obligation under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, pandemics, strikes, lockouts or other labor disturbances, fire, floods, or other acts of

God, or acts, omissions or delays in acting by any Governmental Authority; provided, however, that the affected Party promptly notifies the other Party no later than [***] after its occurrence, and further provided that the affected Party will use its diligent efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and will continue performance with the commercially reasonable dispatch whenever such causes are removed. When such circumstances arise, the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution. Notwithstanding the foregoing, the Parties agree that the effects of the COVID-19 pandemic that is ongoing as of the Effective Date may be invoked as a force majeure for the purposes of this Agreement, even though such pandemic is ongoing, to the extent that those effects are not reasonably foreseeable by the Parties as of the Effective Date.

13.2 Further Assurances. Each Party will execute, acknowledge and deliver such further instruments, and do all such other ministerial, administrative or similar acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

13.3 No Third Party Beneficiaries. Except as provided under ARTICLE 10 (Indemnification), this Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

13.4 Assignment; Successors. Unless as expressly provided hereunder, neither Party may assign, or transfer, this Agreement or any of its rights or obligations under this Agreement without the written consent of the other Party; provided, however, that either Party may assign this Agreement in its entirety without such consent (but with notice to the other Party following such assignment), to:

(a) an Affiliate, provided that the assignee remains an Affiliate of the assigning Party and that the assigning Party will remain responsible for the performance of, and liable under, this Agreement notwithstanding such assignment; or

(b) a Third Party that acquires all or substantially all of the business or consolidated assets of such Party (whether by merger, reorganization, stock purchase, acquisition, sale or otherwise) to which this Agreement relates.

No assignment of this Agreement will be valid and effective unless and until the assignee agrees in writing to be bound by the terms and conditions of this Agreement. The terms and conditions of this Agreement will be binding on and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment of this Agreement not in accordance with this Section 13.4 (Assignment; Successors) will be null and void.

13.5 Severability. If, for any reason, any provision in this Agreement is adjudicated invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions will not be affected unless the absence of the invalidated provision adversely affects the substantive rights of the Parties. The Parties will then use reasonable efforts to replace the invalid, illegal or unenforceable provision with a valid, legal and enforceable provision that implements the purposes of this Agreement.

13.6 Notices. All notices to be given under this Agreement must be in writing and delivered either in person, by any method of mail requiring return receipt, or by internationally-recognized courier, or by registered or certified mail, postage prepaid, to the other Party to be notified at its addresses given below, or to such other address such Party has previously designated by prior written notice to the other.

If to Licensee, to:	Precision Neuroscience NewCo, Inc. 29 Newbury Street, Boston, MA 02116, USA Attn: Chief Executive Officer

with copies to (which shall not be deemed as notice):	Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attention: [***]

If to Janssen, to:	Janssen Pharmaceutica NV Turnhoutseweg 30 2340 Beerse Belgium Attention: Law Department

with copies to (which shall not be deemed as notice):

Johnson & Johnson

Office of General Counsel

One Johnson & Johnson Plaza

New Brunswick, NJ 08933

Attention: General Counsel

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: [***]

Notice will be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) on the next Business Day after dispatch if sent by internationally-recognized overnight courier; or (c) on the [***] following the date of mailing if sent by registered or certified mail or other internationally-recognized courier.

13.7 Governing Law. This Agreement will be governed by and interpreted under, and any court action in accordance with Section 13.8 (Submission to Jurisdiction) will apply, the laws of the State of New York excluding: (a) its conflicts of laws principles; (b) the United Nations Conventions on Contracts for the International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods (the “1974 Convention”); and (d) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980. Notwithstanding anything to the contrary herein, the interpretation and construction of any Patents will be governed in accordance with the laws of the jurisdiction in which such Patents were filed or granted, as the case may be.

13.8 Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of the state and federal courts sitting in New York, New York, with respect to actions or proceedings arising out of or relating to this Agreement in which a Party brings an action in aid of arbitration, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and (c) agrees not to bring any action or proceeding arising out of this Agreement in any other court, other than an action or proceeding seeking injunctive relief or brought to enforce an arbitration ruling issued pursuant to Section 12.3 (Arbitration). Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 13.6 (Notices). Nothing in this Section, however, will affect the right of any Party to serve legal process in any other manner permitted by law.

13.9 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter of this Agreement and supersedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter between the Parties.

13.10 Headings. The captions to the sections and subsections are not a part of this Agreement, but are merely for convenience to assist in locating and reading the sections and subsections.

13.11 Independent Contractors. Janssen and Licensee are independent contractors with respect to each other and the relationship between the two Parties is not a partnership, joint venture or agency. Neither Janssen nor Licensee has the authority to make any statements, representations or commitments of any kind, or to take any action, binding on the other Party, without the prior written consent of the other Party.

13.12 Amendments; Waivers. No waiver, modification or amendment of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

13.13 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive. Each is in addition to any other remedy referred to in this Agreement or otherwise available under law.

13.14 Advice of Counsel. Each Party participated in the drafting of this Agreement. In interpreting and applying the terms and provisions of this Agreement no presumption will exist or be implied against the Party that drafted the terms and provisions.

13.15 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which is an original, but all of which together will constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement will have the same effect as physical delivery of the paper document bearing original signature.

13.16 Construction. References to Sections include subsections, which are part of the related Section. Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article, Schedule or Exhibit means a Section or Article of, or a Schedule or Exhibit to, this Agreement and all subsections thereof, unless another agreement is specified; (b) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulations then in effect, in each case, including the then-current amendments thereto; (c) words in the singular or plural form include the plural and singular form, respectively; (d) unless the context requires a different interpretation, the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (e) terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; (f) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified; (g) when a time period set forth in this Agreement ends on a day that is not a Business Day, the last day of such time period will be the next Business Day; (h) references to a particular person include such person’s successors and assigns to the extent not prohibited by this Agreement; (i) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; (j) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Schedules and Exhibits); (k) neither Party or its Affiliates will be deemed to be acting “on behalf of” the other Party under this Agreement, except to the extent expressly otherwise provided; and (l) references to sublicensees include direct and indirect sublicensees.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

PRECISION NEUROSCIENCE NEWCO, INC.

By:	/s/ Reid Huber
Name:	Reid Huber
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

JANSSEN PHARMACEUTICA NV

By:	/s/ Jan Van der Goten
Name:	Jan Van der Goten
Title:	Member of Board of Directors

By:	/s/ Ann Van Dessel
Name:	Ann Van Dessel
Title:	Member of Board of Directors

Schedules

[***]

Amendment No. 1 to

OPTION AND LICENSE AGREEMENT

This Amendment No. 1 (this “Amendment”) is entered into as of the date of full execution by the parties (the “Amendment Effective Date”), by and between JANSSEN PHARMACEUTICA NV (“Janssen”) and Rapport Therapeutics, Inc., formerly known as Precision Neuroscience Newco, Inc. (“Licensee”).

WHEREAS, Janssen and Precision Neuroscience Newco, Inc. entered into that certain Option and License Agreement dated August 9, 2023 (the “Agreement”);

WHEREAS, Precision Neuroscience Newco, Inc. changed its name to Rapport Therapeutics, Inc. on October 7, 2022; and

WHEREAS, Janssen and Licensee desire to amend the Agreement as described herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1. Section 13.6. As of the Amendment Effective Date, Section 13.6 of the Agreement is hereby amended to read as set forth below. All references in the Agreement to Section 13.6 shall, on and after the Amendment Effective Date, refer to the amended Section 13.6.

13.6

Notices. All notices to be given under this Agreement must be in writing and delivered either in person, by any method of mail requiring return receipt, or by internationally-recognized courier, or by registered or certified mail, postage prepaid, to the other Party to be notified at its addresses given below, or to such other address such Party has previously designated by prior written notice to the other.

If to Licensee, to:	Rapport Therapeutics, Inc. 201 Brookline Ave Suite 1401 Boston, MA 02116, USA Attn: Chief Executive Officer

with copies to (which shall not be deemed as notice):	Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attention: [***]

If to Janssen, to:	Janssen Pharmaceutica NV Turnhoutseweg 302340 Beerse Belgium Attention: Law Department

with copies to (which shall not be deemed as notice):

Johnson & Johnson
Office of General Counsel
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Attention: General Counsel

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: [***]

Notice will be deemed sufficiently given for all purposes upon the earliest of: [***].

2. Schedule 3.1.1.1. As of the Amendment Effective Date, Schedule 3.1.1.1 of the Agreement is hereby amended as attached to this Amendment. All references in the Agreement to Schedule 3.1.1.1 shall, on and after the Amendment Effective Date, refer to the attached Schedule 3.1.1.1.

3. Reaffirmation of Agreement. Except as expressly set forth herein, the Agreement is not amended, modified or affected by this Amendment, and the Agreement and the obligations of the parties thereunder are hereby ratified and confirmed in all respects.

4. Definitions. Except as specifically defined herein, all capitalized terms used in this Amendment shall have the meaning defined in the Agreement. If any provisions of this Amendment and the Agreement conflict, the provisions of this Amendment shall prevail.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which shall be but one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

“Janssen”		“Licensee”

JANSSEN PHARMACEUTICA NV		RAPPORT THERAPEUTICS, INC.

By:	/s/ Bart Van Waeyenberge	By:	/s/ Abraham Ceesay
Name:	Bart Van Waeyenberge	Name:	Abraham Ceesay
Title:	Board Member	Title:	CEO
Date:	29 February 2023	Date:	3 April 2023

JANSSEN PHARMACEUTICA NV

By:	/s/ Kobe Naesens
Name:	Kobe Naesens
Title:	Board Member
Date:	28 February 2023

Schedule 3.1.1.1.

[***]

Amendment No. 2 to

OPTION AND LICENSE AGREEMENT

This Amendment No. 2 (this “Amendment”) is entered into as of the date of full execution by the parties (the “2nd Amendment Effective Date”), by and between JANSSEN PHARMACEUTICA NV (“Janssen”) and Rapport Therapeutics, Inc., formerly known as Precision Neuroscience Newco, Inc. (“Licensee”).

WHEREAS, Janssen and Precision Neuroscience Newco. Inc. entered into that certain Option and License Agreement dated August 9, 2023 (the “Agreement”);

WHEREAS, Precision Neuroscience Newco, Inc. changed its name to Rapport Therapeutics, Inc. on October 7, 2022:

WHEREAS, Janssen and Licensee amended the Agreement in an Amendment No. 1 to Option and License Agreement dated March 16, 2023;

WHEREAS, Janssen and Licensee desire to further amend the Agreement as described herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule 3.1.1.1. As of the 2nd Amendment Effective Date, Schedule 3.1.1.1 of the Agreement is herebv amended as attached to this Amendment. All references in the Agreement to Schedule 3.1.1.1 shall, on and after the Amendment Effective Date, refer to the attached Schedule 3.1.1.1. The Parties Agree that Janssen’s sole obligation for the transfer of information in Section 1.3.1 of Schedule 3.1.1.1 shall be to authorize the contract research organizations (“CRO”) identified in Section 1.3 to transfer such information to Licensee. The Parties further Agree that Janssen’s sole obligation for the transfer of information in Section 1.3.3 of Schedule 3.1.1.1 shall he one discussion between the Parties.

2. Reaffirmation of Agreement. Except as expressly set forth herein, the Agreement is not amended, modified or affected by this Amendment, and the Agreement and the obligations of the parties thereunder are hereby ratified and confirmed in all respects.

3. Definitions. Except as specifically defined herein, ai capitalized terms used in this Amendment shall have the meaning defined in the Agreement. If any provisions of this Amendment and the Agreement conflict, the provisions of this Amendment shall prevail.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which shall be but one and the same agreement.

IN WITNESS WHEREOF, he parties have caused this Amendment to be executed by their duly authorized representatives.

“Janssen”		“Licensee”

JANSSEN PHARMACEUTICA NV		RAPPORT THERAPEUTICS, INC.

By:	/s/ Jan Van der Goten	By:	/s/ Abraham Ceesay
Name:	Jan Van der Goten	Name:	Abraham Ceesay
Title:	Member of Board of Directors	Title:	CEO
Date:	11 April 2023	Date:	18 April 2023

Schedule 3.1.1.1.

[***]

Amendment No. 3 to

OPTION AND LICENSE AGREEMENT

This Amendment No. 3 (this “Amendment”) is entered into as of the date of full execution by the parties (the “3rd Amendment Effective Date”), by and between JANSSEN PHARMACEUTICA NV (“Janssen”) and Rapport Therapeutics, Inc., formerly known as Precision Neuroscience Newco, Inc. (“Licensee”).

WHEREAS, Janssen and Precision Neuroscience Newco, Inc. entered into that certain Option and License Agreement dated August 9, 2022 (the “Agreement”);

WHEREAS, Precision Neuroscience Newco, Inc. changed its name to Rapport Therapeutics, Inc. on October 7, 2022;

WHEREAS, Janssen and Licensee amended the Agreement in an Amendment No. 1 to Option and License Agreement dated March 16, 2023;

WHEREAS, Janssen and Licensee amended the Agreement in an Amendment No. 2 to Option and License Agreement dated April 18, 2023;

WHEREAS, Janssen and Licensee desire to further amend the Agreement as described herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule 3.1.1.1. As of the 3rd Amendment Effective Date, Schedule 3.1.1.1 of the Agreement is hereby amended as attached to this Amendment. All references in the Agreement to Schedule 3.1.1.1 shall, on and after the Amendment Effective Date, refer to the attached Schedule 3.1.1.1. The Parties Agree that Janssen’s sole obligation for the transfer of information in Section 1.3.1 of Schedule 3.1.1.1 shall be to authorize the contract research organizations (“CRO”) identified in Section 1.3 to transfer such information to Licensee. The Parties further Agree that Janssen’s sole obligation for the transfer of information in Section 1.3.3 of Schedule 3.1.1.1 shall be one discussion between the Parties. The Parties hereby agree that since the request for, and identification of, the [***] set forth in Section 3.2.1 of the Agreement, Janssen will have met the timing obligations for transfer set forth in Section 3.2.1 by initiating an internal request for signatures of this Amendment by [***].

2. Reaffirmation of Agreement, Except as expressly set forth herein, the Agreement is not amended, modified or affected by this Amendment, and the Agreement and the obligations of the parties thereunder are hereby ratified and confirmed in all respects.

3. Definitions. Except as specifically defined herein, all capitalized terms used in this Amendment shall have the meaning defined in the Agreement. If any provisions of this Amendment and the Agreement conflict, the provisions of this Amendment shall prevail.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which shall be but one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

“Janssen”		“Licensee”

JANSSEN PHARMACEUTICA NV		RAPPORT THERAPEUTICS, INC.

By:	/s/ Jan Van der Goten	By:	/s/ Abraham Ceesay
Name:	Jan Van der Goten	Name:	Abraham Ceesay
Title:	Member of Board of Directors	Title:	CEO
Date:	25 April 2023	Date:	2 May 2023

Schedule 3.1.1.1.

[***]

Amendment No. 4 to

OPTION AND LICENSE AGREEMENT

This Amendment No. 4 (this “Amendment”) is entered into as of the date of full execution by the parties (the “4th Amendment Effective Date”), by and between JANSSEN PHARMACEUTICA NV (“Janssen”) and Rapport Therapeutics, Inc., formerly known as Precision Neuroscience Newco, Inc. (“Licensee”).

WHEREAS, Janssen and Precision Neuroscience Newco, Inc. entered into that certain Option and License Agreement dated August 9, 2022 (the “Agreement”);

WHEREAS, Precision Neuroscience Newco, Inc. changed its name to Rapport Therapeutics, Inc. on October 7, 2022;

WHEREAS, Janssen and Licensee amended the Agreement in an Amendment No. 1 to Option and License Agreement dated March 16, 2023;

WHEREAS, Janssen and Licensee amended the Agreement in an Amendment No. 2 to Option and License Agreement dated April 18, 2023;

WHEREAS, Janssen and Licensee amended the Agreement in an Amendment No. 3 to Option and License Agreement dated May 2, 2023;

WHEREAS, Janssen and Licensee desire to further amend the Agreement as described herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule 3.1.1.1. As of the 4th Amendment Effective Date, Schedule 3.1.1.1 of the Agreement is hereby amended as attached to this Amendment. All references in the Agreement to Schedule 3.1.1.1 shall, on and after the Amendment Effective Date, refer to the attached Schedule 3.1.1.1. The Parties Agree that Janssen’s sole obligation for the transfer of information in Section 1.3.1 of Schedule 3.1.1.1 shall be to authorize the contract research organizations (“CRO”) identified in Section 1.3 to transfer such information to Licensee. The Parties further Agree that Janssen’s sole obligation for the transfer of information in Section 1.3.3 of Schedule 3.1.1.1 shall be one discussion between the Parties. The Parties hereby agree that since the request for, and identification of, the [***] set forth in Section 3.2.1 of the Agreement, Janssen will have met the timing obligations for transfer set forth in Section 3.2.1 by initiating an internal request for signatures of this Amendment by [***]. The Parties further to waive the timing obligations for transfer set forth in Section 3.2.1 for the plasmids and cell lines listed in Part I of Schedule 3.1.1.1, set forth below.

2. Reaffirmation of Agreement. Except as expressly set forth herein, the Agreement is not amended, modified or affected by this Amendment, and the Agreement and the obligations of the parties thereunder are hereby ratified and confirmed in all respects.

3. Definitions. Except as specifically defined herein, all capitalized terms used in this Amendment shall have the meaning defined in the Agreement. If any provisions of this Amendment and the Agreement conflict, the provisions of this Amendment shall prevail.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which shall be but one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

“Janssen”		“Licensee”

JANSSEN PHARMACEUTICA NV		RAPPORT THERAPEUTICS, INC.

By:	/s/ Jan Van der Goten	By:	/s/ David Bredt
Name:	Jan Van der Goten	Name:	David Bredt
Title:	Member of Board of Directors	Title:	CSO
Date:	October 2, 2023	Date:	October 2, 2023

Schedule 3.1.1.1.

[***]

Amendment No. 5 to

OPTION AND LICENSE AGREEMENT

This Amendment No. 5 (this “Amendment”) is entered into as of the date of full execution by the Parties (the “5th Amendment Effective Date”), by and between JANSSEN PHARMACEUTICA NV (“Janssen”) and Rapport Therapeutics, Inc., formerly known as Precision Neuroscience Newco, Inc. (“Licensee”).

WHEREAS, Janssen and Precision Neuroscience Newco, Inc. entered into that certain Option and License Agreement dated August 9, 2022 (the “Agreement”);

WHEREAS, Precision Neuroscience Newco, Inc. changed its name to Rapport Therapeutics, Inc. on October 7, 2022;

WHEREAS, Janssen and Licensee amended the Agreement in an Amendment No. 1 to Option and License Agreement dated March 16, 2023;

WHEREAS, Janssen and Licensee amended the Agreement in an Amendment No. 2 to Option and License Agreement dated April 18, 2023;

WHEREAS, Janssen and Licensee amended the Agreement in an Amendment No. 3 to Option and License Agreement dated May 2, 2023;

WHEREAS, Janssen and Licensee amended the Agreement in an Amendment No. 4 to Option and License Agreement dated October 2, 2023;

WHEREAS, Janssen and Licensee desire to further amend the Agreement as described herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule 3.1.1.1. As of the 5th Amendment Effective Date, Schedule 3.1.1.1 of the Agreement is hereby deleted in its entirety and replaced with Schedule 3.1.1.1 as attached to this Amendment. The Parties agree that Janssen has met the timing obligations for transfer set forth in Section 3.2.1.

2. Reaffirmation of Agreement. Except as expressly set forth herein, the Agreement is not amended, modified or affected by this Amendment, and the Agreement and the obligations of the parties thereunder are hereby ratified and confirmed in all respects.

3. Definitions. Except as specifically defined herein, all capitalized terms used in this Amendment shall have the meaning defined in the Agreement. If any provisions of this Amendment and the Agreement conflict, the provisions of this Amendment shall prevail.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which shall be but one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

“Janssen”			“Licensee”

JANSSEN PHARMACEUTICA NV			RAPPORT THERAPEUTICS, INC.

By:	/s/ Peter Janssens	/s/ Jan Van der Goten	By:	/s/ Cheryl Gault
Name:	Peter Janssen	Jan Van der Goten	Name:	Cheryl Gault
Title:	Members of Board of Directors		Title:	Chief Operating Officer
Date:	April 9, 2024		Date:	March 28, 2024

Schedule 3.1.1.1

[***]